                                                                    EXHIBIT 10.5
                                                                    CONFIDENTIAL

                            OEM PURCHASE AGREEMENT

                                BY AND BETWEEN

                            HEWLETT-PACKARD COMPANY
                          WORKGROUP NETWORKS DIVISION

                                      AND

                               FOUNDRY NETWORKS

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                 OEM AGREEMENT

                               TABLE OF CONTENTS


1.  SCOPE OF AGREEMENT
     1.1   General
     1.2   Eligible Purchasers
     1.3   Term Of Agreement

2.  DEFINITIONS

3.  ORDER AND SHIPMENT OF OEM PRODUCTS
     3.1   Orders
     3.2   Order Acknowledgment
     3.3   Emergency Orders
     3.4   Forecasts
     3.5   Lead Time
     3.6   Forecast Flexibility
     3.7   Order Changes
     3.8   Shipment Requirements
     3.9   HP Option To Accept Overshipments
     3.10  Meeting Delivery Dates
     3.11  No Advance Shipment
     3.12  Title And Risk Of Loss
     3.13  Packing List
     3.14  Packaging
     3.15  Responsibility For Damage

4.  PRICES AND PAYMENT TERMS
     4.1   OEM Product Prices
     4.2   Changed Prices
     4.3   Payment Procedure
     4.4.  Most Favored Purchaser Warranty
     4.5   Sales Taxes And Duties

5.  NONCOMPLYING PRODUCTS
     5.1   Credit, Repair, Or Replacement
     5.2   Replenishment Period

6.  RETURN OF NONCOMPLYING AND FAILING OEM PRODUCTS
     6.1   Return Materials Authorization
     6.2   Return Charges
     6.3   Duty To Remove Marks Or Destroy Noncomplying Products
     6.4   Failure Returns

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

7.  ENGINEERING PROCESS OR DESIGN CHANGES
     7.1   Foundry Proposed Changes
     7.2   Notice Of Proposed Change
     7.3   HP Proposed Changes
     7.4   Option To Terminate
     7.5   Safety Standard Changes
     7.6   HP Software Release Process

8.  QUALITY
     8.1   Quality Program
     8.2.  HP's Right To Inspect

9.  WARRANTIES
     9.1   Product Warranties
     9.2   Survival Of Warranties
     9.3   Epidemic Failure Warranty
     9.4   DISCLAIMER

10. SUPPORT SERVICES
     10.1  General
     10.2  Equipment Loan
     10.3  Substitute Products
     10.4  Failure Rate
     10.5  Class Failure Remedies
     10.6  Anomalous Behavior
     10.7  Purchase Hold
     10.8  Survival Of Support Obligations

11. ASSURANCE OF SUPPLY
     11.1  Discontinuance
     11.2  HP's Right To Manufacture
     11.3  Consulting Services
     11.4  Deposit Agreement

12. TRAINING
     12.1  Technical Training
     12.2  HP's Rights In Training Classes And Materials

13. MARKETING AND LICENSING
     13.1  Marketing Authority
     13.2  No Rights In Marks
     13.3  Private Labeling
     13.4  Software License
     13.5. Documentation License

14. INTELLECTUAL PROPERTY PROTECTION
     14.1  Foundry's Duty To Defend
     14.2  HP's Duty To Notify
     14.3  Remedies For Infringing Products
     14.4  Limitations

15. COUNTRY OF MANUFACTURE AND DUTY DRAWBACK RIGHTS
     15.1  Country Of Origin Certification
     15.2  Country Of Origin Marking
     15.3  Duty Drawback

16. GOVERNMENTAL COMPLIANCE
     16.1  Duty To Comply
     16.2  Procurement Regulations
     16.3  Ozone Depleting Substances

17. FORCE MAJEURE EVENTS
     17.1  Delaying Causes
     17.2  HP Option
     17.3  Resumption Of Agreement

18. EVENTS OF DEFAULT
     18.1  Notice Of Breach
     18.2  Causes Of Breach
     18.3  H.P's Rights Upon Breach
     18.4  Foundry's Rights Upon Breach

19. CONFIDENTIAL INFORMATION
     19.1  Confidential Information
     19.2  Exclusions

20. INSURANCE REQUIREMENTS
     20.1  Insurance Coverage
     20.2  Claims Made Coverage
     20.3  Additional Requirements

21. LIMITATION OF LIABILITY

22. TERMINATION
     22.1  Outstanding Orders
     22.2  Return Of Property
     22.3  Surviving Provisions

23. MISCELLANEOUS
     23.1  Notices
     23.2  Exhibits

     23.3  Independent Contractors
     23.4  Assignment
     23.5  No Waiver
     23.6  Reference To Days
     23.7  Headings
     23.8  No Publication
     23.9  Severability
     23.10 Entire Agreement
     23.11 Governing Law

24. DISPUTE RESOLUTION
     24.1  Dispute Resolution Process
     24.2  Exceptions to Dispute Resolution Process


EXHIBIT A  OEM PRODUCTS AND SPECIFICATIONS
EXHIBIT B  ELIGIBLE PURCHASERS
EXHIBIT C  OEM PRODUCT PRICES TO HP
EXHIBIT D  SUPPORT TERMS
EXHIBIT E  EQUIPMENT LOAN AGREEMENT
EXHIBIT F  CONFIDENTIAL DISCLOSURE AGREEMENT
EXHIBIT G RECIPIENTS FOR RECEIPT OF NOTICES AND RELATIONSHIP MANAGERS EXHIBIT H DEPOSIT AGREEMENT

                                                                    CONFIDENTIAL

                            OEM PURCHASE AGREEMENT

THIS AGREEMENT is entered into between HEWLETT-PACKARD COMPANY, a Delaware corporation through its Workgroup Networks Division primarily located at 8000 Foothills Boulevard, Roseville, CA 95747 ("HP") and FOUNDRY NETWORKS, INC., a Delaware corporation having its primary offices located at 680 W. Maude Avenue, Suite 3, Sunnyvale, CA 94086 ("Foundry"), effective as of January 6, 1999 (the " Effective Date"). The parties hereby agree as follows:

1.   SCOPE OF AGREEMENT

1.1  General.  This Agreement sets forth the terms and conditions under which
     -------
Foundry will sell, license and support the OEM Products listed in Exhibit A to
                                                                  ---------
this Agreement. The OEM Products are regarded as "Original Equipment Manufacturer" products that will either be sold separately or incorporated into HP Products for resale worldwide under Foundry's label or under HP's private label. The OEM Products and the HP Products will be marketed, serviced, and supported by HP's field organization, subject to the marketing, service, and support obligations of Foundry pursuant to this Agreement. All OEM Products must be new, except as otherwise provided by the parties.

1.2  Eligible Purchasers.  This Agreement enables HP, HP Subsidiaries and HP
     -------------------
Subcontractors as specified in Exhibit B to this Agreement to purchase OEM Products from Foundry under the terms of this Agreement or any subsequent Product Addendum. Unless a Product Addendum specifically refers to and amends a term of this Agreement, the terms and conditions of this Agreement will control and take precedence over any conflicting terms in a Product Addendum.

1.3  Term Of Agreement.  This Agreement will commence as of the Effective Date
     -----------------
and continue through May 18, 2000 (the "Term") , unless terminated earlier under the terms of this Agreement. After the initial Term, this Agreement will continue automatically for two (2) additional separate one (1) year periods, unless terminated upon 60 days notice prior to expiration of the initial Term or of any additional periods. Extension of this Agreement beyond the initial Term and additional periods shall be as agreed by the parties in writing.

2.   DEFINITIONS

The following capitalized terms will have these meanings throughout this Agreement.

"Days" means calendar days unless otherwise specified herein.
 ----

"Delivery Date" means the date specified in an Order for the delivery of OEM
 -------------
Products by Foundry to the destination required under the Order.

"Documentation" means the user and technical manuals and other documentation
 -------------
that Foundry will make available with the OEM Products.

"Eligible Purchasers" mean those parties authorized to purchase OEM Products
 -------------------
under this Agreement as listed in Section 1.2 above.
                                  -----------

"Failing Products" means OEM Products which are found to be
 ----------------

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

Noncomplying Products after delivery to HP customers.

"Forecast" means HP's estimate of its purchase requirements over a six-month
 --------
period, or such other period mutually agreed to by the parties.

"HP Products" means the HP products or systems that will incorporate the OEM
 -----------
Products and that will be marketed and sold to end-user customers by HP and its distributors.

"HP Property" means all property, including without limitation, models, tools,
 -----------
equipment, copies of designs and documentation and other materials that may be furnished to Foundry by HP or on HP's behalf or separately paid for by HP for use by Foundry in connection with this Agreement.

"Intellectual Property Rights" means all rights in patents, copyrights, trade
 ----------------------------
secrets, mask works, Marks and other similar rights.

"Lead Time" means the time between the date an Order is sent and the Delivery
 ---------
Date.

"Marks" means the trademarks, service marks, trade dress, trade names, logos,
 -----
insignia, symbols, designs or other marks identifying a party or its products.

"Noncomplying Product" means any OEM Product received by HP that does not comply
 --------------------
with the Specifications, or otherwise does not comply with other provisions of this Agreement. Noncomplying Products include, without limitation, dead-on-arrival products.

"OEM Products" means the customized products listed and described in Exhibit A,
 ------------                                                        ---------
all related Documentation, Parts and other deliverables provided pursuant to this Agreement.

"Orders" means a written or electronic purchase order or release issued by HP to
 ------
Foundry for purchase of' the OEM Products.

"Parts" means the replacement parts, components, consumables or other products
 -----
that may be supplied in conjunction with or as additions to the OEM Products.

"Product Addendum" means an addendum to this Agreement entered into between
 ----------------
Foundry and an Eligible Purchaser naming additional OEM Products and product specific requirements in addition to those requirements specified in this Agreement.

"Software" means any software or firmware included or bundled with the OEM
 --------
Products, as designated in the description of OEM Products in Exhibit A.
                                                              ---------

"Specifications" means the technical, functional, aesthetic and other
 --------------
requirements for the OEM Products as specified or referenced in Exhibit A or as
                                                                ---------
agreed to by the parties.

"Subcontractor" means a third party listed in Exhibit B that may purchase OEM
 -------------                                ---------
Products under the terms of this Agreement on behalf of HP.

"Subsidiary" means an entity controlled by or under common control with a party
 ----------
to this Agreement, through ownership or control of more than 50% of the voting power of the shares or other means of ownership or control, provided that such control continues to exist.

"Support" means ongoing maintenance and technical support for the OEM
 -------

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

Products provided by Foundry to HP as more fully described in Exhibit D.
                                                              ---------

"Technical Information" means Foundry's manufacturing information and technology
 ---------------------
deemed necessary by HP to support OEM Products and to exercise any manufacturing rights provided under this Agreement, including, but not limited to: (i) specifications, software, schematics designs, drawings or other materials pertinent to the most current revision level of manufacturing of the OEM Products; (ii) copies of all inspection, manufacturing, test and quality control procedures and any other work processes; (iii) jig, fixture and tooling designs;
(iv) Foundry technical history files; (v) support documentation; and (vi) any additional technical information or materials listed in the Escrow Agreement agreed to by the parties.

"Technical Materials" means jigs, fixtures and tools used by Foundry to
 -------------------
manufacture the OEM Products, and any production software used in such manufacture.

3.    ORDER AND SHIPMENT OF OEM PRODUCTS

3.1.  Orders.  Each delivery of OEM Products will be initiated by an Order
      ------
issued to Foundry by HP. Each Order will include: (i) unit quantity; (ii) unit price; (iii) shipping destination; (iv) Delivery Date; and (v) other instructions or requirements pertinent to the Order. HP may schedule regular intervals for deliveries by an appropriate Order setting forth the intervals. To the extent of any inconsistency between the terms of an Order and the terms of this Agreement, the terms specified in this Agreement will control and take precedence.

3.2.  Order Acknowledgment.  An Order will be deemed to have been placed as of
      --------------------
the date of receipt of the Order by Foundry. Foundry will promptly confirm the receipt of an Order through facsimile or electronically to HP by the end of the next working day following receipt of the order by Foundry. Orders within Forecasts and Lead Time requirements of this Agreement will be deemed accepted upon receipt by Foundry. For Orders exceeding Forecast, Foundry will have two
(2) additional working day in which to reject or acknowledge the order with respect to the excess.

3.3.  Emergency Orders.  If HP deems it necessary, HP may order OEM Products by
      ----------------
facsimile on an emergency basis ("Emergency Order") subject to the availability of such OEM Products in Foundry's inventory Foundry shall use its best efforts to ship the Emergency Order to HP's stipulated destinations as quickly as reasonably possible after the receipt by Foundry. Any reprioritization of HP Orders will be as agreed by the parties. Subject to HP's approval, HP will pay any additional expenses related to such Emergency Orders.

3.4.  Forecasts.  HP will provide a six month rolling Forecast of its projected
      ---------
monthly Orders. Any quantities listed in any Forecast or other correspondence between the parties are only estimates made as an accommodation for planning purposes and do not constitute a commitment on HP's part to purchase such quantity. HP may revise any Forecasts in its sole discretion. Notwithstanding the foregoing, any minimum purchase commitments set forth in Exhibit C apply to this Agreement.

3.5.  Lead Time.  Foundry will determine the Lead Time for each OEM Product,
      ---------
which in no event will exceed [ * ] days without HP's prior written consent. Foundry will, for any proposed increase of the Lead Time, give HP no less than [ * ] days advance notice to approve or reject any proposed increase in Lead Time.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

3.6   Forecast Flexibility.  If any Order contains a Delivery Date which
      --------------------
necessitates a shorter Lead Time, or any Order has a unit quantity such that the addition of such quantity to the total quantity of units for all Orders previously accepted during the month in which the Order is placed, would result in a total number of units for that month that exceeds the Two-month Forecast for such month by [ * ] then Foundry will use its best efforts to accommodate such shorter Lead Time or fill such excess, as the case may be. All Orders which cumulatively are within such [ * ] upside will be deemed to be Orders within Forecast requirements for purposes of Section 3.2 of this Agreement. Unless otherwise agreed by the parties in writing, if the cumulative Orders issued during any month is less than [ * ] of the Two-month Forecast, HP will be required to issue Orders which, in addition to the total quantity of units for all Orders previously accepted during the month in which the Order is placed, would result in a total number of units for that month equal to [ * ] of the Two-month Forecast. For purposes of this Section 3.6, "Two-month Forecast" means the Forecast as provided by HP to Foundry 2 months prior to the month in which the applicable Order is issued.

3.7   Order Changes.  Pursuant to Section 3.6 above, HP may without charge
      -------------
postpone, decrease, or increase any Order by notice to Foundry at least [ * ]
[ * ] days prior to the Delivery Date. Postponement or decrease shall be for a period of not more than thirty (30) days from the original Delivery Date. Notwithstanding the forecast flexibility stated in Section 3.6 above, if HP proposes a postponement, decrease, or cancellation of an Order and Foundry accepts such postponement, decrease, or cancellation after such [ * ] day time period, Foundry will be entitled to be reimbursed by HP for actual costs incurred by Foundry as a direct result of such postponement, decrease, or cancellation that are not recoverable by the shipment of the OEM Products affected to HP or other authorized purchasers within a reasonable period of time or the exercise by Foundry, in a commercially reasonable manner, of other mitigation measures.

3.8   Shipment Requirements.  All Orders are required to be shipped complete.
      ---------------------
Foundry will give HP immediate notice if it knows that it cannot meet a Delivery Date or that only a portion of the OEM Products will be available for shipment to meet a Delivery Date. For partial shipments, Foundry will ship the available OEM Products unless directed by HP to reschedule shipment. If Foundry ships any OEM Product by a method other than as specified in the corresponding Order, Foundry will pay any resulting increase in the cost of freight. HP may utilize drop shipment options to any HP shipping destination. If HP designates a drop shipment location outside the country in which the Order is placed, HP agrees to pay any additional costs associated with the shipment. Without limiting the provisions of this Agreement with regard to Noncomplying OEM Products and OEM Product warranties, shipments will be considered by Foundry to have been accepted by HP in terms of conformance with the requirements of an Order, unless otherwise notified by HP within 2 days of receipt.

3.9   HP Option to Accept Overshipments.  If Foundry ships more OEM Products
      ---------------------------------
than ordered, the amount of the overshipment may either be kept by HP for credit against future Orders or returned to Foundry pursuant to Article 6 below, at
                                                         ---------
HP's election.

3.10  Meeting Delivery Dates.  If due to Foundry's failure to make a
      ----------------------
timely shipment, the specified method of transportation would not permit Foundry to meet the Delivery Date, Foundry will notify HP of the late shipment and the OEM Products affected will be shipped by air

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

transportation or other expedient means acceptable to HP. Foundry will pay for any resulting increase in the freight cost over that which HP would have been required to pay by the specified method of transportation.

3.11  No Advance Shipment.  If OEM Products are delivered more than ten (10)
      -------------------
days in advance of the Delivery Date. HP may, at its option, either return the OEM Products pursuant to Article 6 below or keep the OEM Products with payment
                         ---------
due as provided in Section 4.3 below.
                   -----------

3.12  Title And Risk Of Loss.  Unless otherwise specified in writing by HP,
      ----------------------
HP will designate the carrier on each shipment and shipments will be FCA, Foundry's dock or freight forwarder. Title to OEM Product hardware and media ordered hereunder and risk of loss or damage will pass from Foundry to HP upon Foundry's delivery of the OEM Products to the common carrier specified by HP, subject to the provisions below with respect to packing and handling.

3.13  Packing List.  Each delivery of OEM Products to HP must include a packing
      ------------
list that contains at least:

      (a) The Order number and the HP part number;

      (b) The quantity of OEM Products or Parts shipped; and

      (c) The date of shipment

3.14  Packaging.  Foundry must preserve, package, handle, and pack all OEM
      ---------
Products so as to protect the OEM Products from loss or damage, in conformance with good commercial practice, the Specifications, government regulations, and other applicable standards. Special static protection must be provided for OEM Products requiring such packaging.

3.15  Responsibility For Damage.  Foundry will be liable for any loss or damage
      -------------------------
due to its failure to properly preserve, package, handle, or pack OEM Products. HP will not be required to assert any claims for such loss or damage against the common carrier involved. Further, HP will not be liable for any loss or damage due to a release of chemicals or other hazardous materials to the environment prior to HP's actual receipt of the corresponding OEM Products.

4.    PRICES AND PAYMENT TERMS

4.1.  OEM Product Prices.  Foundry's prices for the OEM Products are listed in
      ------------------
Exhibit C, in U.S. currency unless otherwise stated and may only be changed as
---------
stated in Exhibit C.  The prices for Parts will be Foundry's published prices,
          ---------
less any applicable discounts, unless the parties agree to a price schedule for Parts.

4.2.  Changed Prices.  If, during the Term, changed prices or price formulas
      --------------
are put in effect by mutual agreement of HP and Foundry or reduced prices or price formulas are otherwise put in effect by Foundry, such prices or price formulas (if resulting in lower prices than the then current price) will apply to all Orders issued by HP after the effective date of such prices or price formulas and to all unshipped Orders.

4.3.  Payment Procedure.  Payment for OEM Products will be net 37 days, after
      -----------------
the latest of receipt by HP of an appropriate invoice from Foundry, the corresponding OEM Products or Parts, or the Delivery Date. Except as otherwise provided in this Agreement, associated freight expenses and duties will be paid directly by HP. HP will not be liable

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

for any costs related to or payments for unordered or Nonconforming Products.

4.4.  Most Favored Purchaser Warranty.  If during the term, Foundry offers a
      -------------------------------
materially better price or pricing formula to other purchasers or similar volumes of OEM Products, then Foundry agrees to offer such price or pricing formula to HP for the next Order and for all future Orders.

4.5.  Sales Taxes And Duties.  Prices are exclusive of all taxes or duties after
      ----------------------
delivery to the designated destination (other than taxes levied on Foundry's income) that Foundry may be required to collect or pay upon shipment of the OEM Products. Any such taxes or duties must appear as a separate item on Foundry's invoice. HP agrees to pay such taxes or duties unless HP is exempt from such taxes or duties. Where applicable, HP will provide Foundry with an exemption resale certificate.

5.    NONCOMPLYING PRODUCTS

5.1.  Credit, Repair, or Replacement.  HP may elect in its sole discretion to
      ------------------------------
return a Noncomplying Product for credit, replacement or repair at Foundry's expense. In addition, HP may return for repair or replacement an entire lot of OEM Products if a tested sample, which consists of two (2) or more of the same OEM Product, of that lot contains Noncomplying Products. In the event of an overshipment, HP may elect to keep the additional units, subject to the payment procedures in Section 4.3.
              -----------

5.2.  Replenishment Period.  Foundry will return the replacement or repaired OEM
      --------------------
Products as soon as possible but in no event later than two (2) work days after receipt of the Noncomplying Product from HP.

6.    RETURN OF NONCOMPLYING AND FAILING OEM PRODUCTS

6.1.  Return Materials Authorization.  All OEM Products returned by HP to
      ------------------------------
Foundry must be accompanied by a Return Materials Authorization ("RMA"). Unless further verification is reasonably required by Foundry, Foundry will supply an RMA within two work days of HP's request. HP may return the OEM Product without an RMA if Foundry fails to provide one.

6.2.  Return Charges.  All Noncomplying and failing OEM Products returned by
      --------------
HP to Foundry, and all replacement or repaired OEM Products shipped by Foundry to HP to replace Noncomplying or failing OEM Products, will be at Foundry's risk and expense, including transportation charges (round trip charges for replacement or repaired OEM Products).

6.3.  Duty to Remove Marks Or Destroy Noncomplying Products.  Foundry agrees not
      -----------------------------------------------------
to sell, transfer distribute or otherwise convey any part, component, product or service bearing or incorporating HP Marks, part numbers or other identifiers, including any HP packaging, copyrights or code, to any party other than to Eligible Purchasers. Foundry will remove from all rejected, returned or unpurchased OEM Products any such HP Marks or identifiers, even if such removal would require destruction of the OEM Products. Foundry further agrees not to represent that such OEM Products are built for HP or to HP specifications. Foundry will defend and indemnify HP against any claims, losses, liabilities, costs or expenses that HP may incur as a result of Foundry's breach of this obligation.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

6.4.  Failure Returns.  All Failing Products may be returned by HP to Foundry
      ---------------
for repair or replacement. Failure returns within the warranty period shall be repaired or replaced by Foundry and returned to HP at no cost as soon as possible but no later than fourteen (14) days after receipt of the Failing Products from HP. Returns of Failing Products outside of the warranty period set forth herein shall be repaired or replaced at the agreed out of warranty repair cost. Foundry shall track the repair history of each OEM Product. Any Failing Product returned for a third time to Foundry shall be replaced with a new OEM Product. In the event that the rate of no trouble found (NTF) returns to Foundry from HP exceeds [ * ] of all failure returns, the parties will negotiate in good faith to determine an appropriate course of action to reduce the cost of processing NTF returns which may include a charge to HP for testing and shipping NTF OEM Products.

7.    ENGINEERING PROCESS OR DESIGN CHANGES

7.1.  Foundry Proposed Changes.  Foundry will not, without the prior written
      ------------------------
consent of HP, make or incorporate in OEM Products shipped to HP any changes affecting the electrical performance, the mechanical form, fit, or function, the environmental compatibility or chemical characteristics, software compatibility, or the life, reliability, or quality of OEM Products (collectively, "Engineering Changes").

7.2.  Notice Of Proposed Change.  Foundry will give HP notice of any proposed
      -------------------------
Engineering Change, and will provide evaluation samples and other appropriate information as specified by HP at least sixty (60) days prior to the first proposed shipment of any OEM Products to HP involving an Engineering Change. Regardless of whether HP approves a proposed Engineering Change, Lead Time will not be changed except as provided in Section 3.5 above. In addition, Foundry will give HP notice of any "minor" changes and/or bug fixes in an OEM Product which is not specified in Section 7.1 above including component value and/or vendor changes, process or design changes; and geographical relocation of manufacturing processes. Foundry will give HP as much advance notice of such "minor" changes as is reasonable.

7.3.  HP Proposed Changes.  HP may propose changes to designs or the technical
      -------------------
and functional Specifications for OEM Products at any time prior to shipment of corresponding released OEM Products. The costs and effective dates of such proposed changes shall be negotiated and agreed to by the parties. Additionally, with respect to the customizing features stated in Exhibit A, HP may change the
                                                   ---------
previously supplied HP drawings, designs or Specifications for such features of the OEM Products at any time prior to shipment of corresponding released OEM Products and any such change will be effective upon notice to Foundry. If any such changes reasonably and directly affect the prices or delivery schedules of OEM Products, an equitable adjustment will be made provided that Foundry makes a written claim for an adjustment within 30 days from the date HP gives notice to Foundry of the change and HP agrees in writing to the adjustment.

7.4.  Option To Terminate.  If the parties are unable to agree, after having
      -------------------
followed the dispute resolution process set forth in Article 24 of this
                                                     ----------
Agreement, upon any HP proposed changes pursuant to Section 7.3 above, HP and
                                                    -----------
Foundry may agree to terminate this Agreement as to any OEM Products affected subject to the provisions set forth in Article 22.

7.5.  Safety Standard Changes.  Foundry will immediately give notice to HP if
      -----------------------
any upgrade, substitution or other change to an OEM Product is required to make that product meet applicable safety standards or other governmental statutes, rules, orders or regulations, even those that are not defined as Engineering Changes in Section 7.1 above. All affected
           -----------

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

OEM Products already purchased by HP may, at HP'S election, either be returned to Foundry for upgrade to current revisions or upgraded by Foundry or HP in the field pursuant to the procedures outlined in Section 10.5 below. If an OEM
                                             ------------
Product meets applicable safety standards and other governmental requirements at the time of manufacture, HP and Foundry will allocate the costs of any subsequent upgrade, substitution or other change required hereunder in an equitable manner based on good faith discussions between the parties. If such discussions render no equitable solution, then the parties may either mutually agree to escalate the matter to their respective vice presidents or general managers, as applicable, or in the alternative, divide the costs equally between them.

7.6.  HP Software Release Process.  Notwithstanding the provisions in Sections
      ---------------------------
7.1 and 7.2 hereof, HP's release of Software changes and upgrades will be exclusively governed by the process set forth in Exhibit D to this Agreement.
                                                    ---------

8.    QUALITY

8.1.  Quality Program.  Foundry agrees to maintain an objective quality program
      ---------------
for all OEM Products. Foundry's program will be in accordance with quality requirements agreed to by the parties. Foundry will, upon HP's request, provide to HP copies of Foundry's program and supporting test documentation.

8.2.  HP's Right to Inspect.  HP has the right to inspect with reasonable notice
      ---------------------
and at times mutually agreed by the parties, at Foundry's plant, the OEM Products and associated manufacturing processes. Manufacturing processes may be inspected at any time during the Term. HP's inspection may be for any reason reasonably related to this Agreement, including to assure Foundry's compliance with HP's requirements. HP's right of inspection will apply as well to any vendor or subcontractor of Foundry. Foundry will inform such vendors or subcontractors of HP's right to inspect, and, if necessary, use all reasonable effort to secure such rights for HP.

9.    WARRANTIES

9.1.  Product Warranties.  Foundry warrants that all OEM Products will:
      ------------------

      (1) Be manufactured, processed, and assembled by Foundry or by companies under Foundry's direction;

      (2) Substantially conform to the Specifications, and other criteria referred to in this Agreement or agreed to by the parties in writing;

      (3) Conform strictly to the requirements of all Orders;

      (4) Be free from defects in design, material and workmanship;

      (5) Be free and clear of all liens, encumbrances, restrictions, and other claims against title or ownership;

      (6) Not violate or infringe any third party Intellectual Property Rights and Foundry warrants that it is not aware of any facts upon which such claim could be made. If Foundry learns of any claim or any facts upon which claim could be made, it will promptly notify HP of this information;

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

      (7) Be "Year 2000 Compliant." Year 2000 Compliant products will perform without error, loss of data, or loss of functionality arising form an inability to process, calculate, compare or sequence date data accurately. In addition, Year 2000 Compliant products will perform according to the definition and performance matrices set forth in Exhibit D. This Year 2000 Compliance warranty will remain in effect
          ---------
          through January 1, 2001, notwithstanding any other warranty period specified in this Agreement; and

      (8) Be new and will contain only new Parts, except as otherwise agreed by the parties.

9.2.  Survival Of Warranties.  All warranties specified above will survive any
      ----------------------
inspection, delivery, acceptance, or payment by HP and be in effect for the longer of Foundry's normal warranty period or the fourteen (14) month period following the date of shipment of the OEM Product to HP by Foundry.

9.3.  Epidemic Failure Warranty.  In addition to the warranties specified above,
      -------------------------
Foundry warrants all OEM Products against epidemic failure for a period of three years after receipt of that OEM Product or the associated HP Product by HP's customers. An epidemic failure means the occurrence of the same failure in any [ * ] of OEM Products, within a three (3) month date code population of such OEM Products.

9.4.  DISCLAIMER.  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, FOUNDRY MAKES
      ----------
NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING ANY OEM PRODUCTS, INCLUDING WARRANTIES OF THEIR MERCHANTABILITY OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE.

10.   SUPPORT SERVICES

10.1. General.  Foundry will provide HP with Support for the OEM Products as
      -------
specified in the Support Terms attached as Exhibit D.  Foundry will maintain
                                           ---------
such number of qualified personnel as is necessary to provide timely and knowledgeable maintenance and support service. Foundry warrants that all Support will be provided in a professional and workmanlike manner.

10.2.  Equipment Loan.  Either party to this Agreement may provide equipment to
       --------------
the other party under the terms of an Equipment Loan Agreement attached as Exhibit E to this Agreement, solely for use in the other party's manufacturing,
---------
testing, adapting and/or supporting the OEM Products. The parties agree that an Equipment Loan Agreement will be completed and executed within six (6) months of the effective date of this Agreement. All equipment will be clearly segregated from the receiving company's property and identified as the sole property of the loaning company. Loaned equipment may not be transferred, assigned, loaned or otherwise encumbered in any way. Loaned equipment may be provided to third parties for fulfillment of either party's obligations hereunder only upon the loaning party's prior written consent. Loaned equipment will be returned to the loaning party, at the receiving party's expense, upon termination of this Agreement.

10.3. Substitute Products.  If Foundry develops any products that have the same
      -------------------
or similar form, fit, and function and are more efficient at the same or lower price than the comparable OEM Products available under this Agreement, HP will have the right to substitute the newer products at the same price as the comparable OEM Products for all subsequent

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

purchases under this Agreement. Such substitute products must be compatible with the current version or the HP Products. Foundry products which include different or increased functionality at a greater price will be available to HP under the terms of this Agreement at prices to be agreed by the parties.

10.4  Failure Rate.  Notwithstanding that the warranties given in Section 9.1
      ------------                                                -----------
above apply to 100% of OEM Products, Foundry and HP acknowledge that the failure rates listed in Exhibit D for each OEM Product are expected. If the actual
                ---------
failure rate for OEM Products exceeds this expected rate, Foundry will provide additional engineering and technical support needed to bring the actual failure rate within the specified failure rate. Foundry will provide to HP on a monthly basis a failure report which details the root cause of failures on returned OEM Products.

10.5  Class Failure Remedies.  Upon the occurrence of any of the following
      ----------------------
events: (i) a failure rate exceeding the rate specified in Section 10.4 above;
                                                           ------------
(ii) an epidemic failure as described in Section 9.3; or (iii) a safety standard
                                         -----------
change under Section 7.5 above (each referred to as a "Class Failure"), HP will
             -----------
have the following additional remedies for a three year period commencing upon receipt by HP's end-user customer of the OEM Product or the corresponding HP Product.

      (1) In the event of a Class Failure, Foundry will provide HP no later than ten days following the Class Failure a root cause analysis and corrective action plan. HP will make available such information and assistance reasonably required to allow Foundry to conduct its root cause analysis and provide its corrective action report.

      (2) If, after review of the root cause analysis and corrective action plan, HP determines in its reasonable opinion that the Class Failure necessitates a field stocking recall or customer based recall or retrofit, HP may then require that the OEM Products are: (i) returned to Foundry for repair or replacement; (ii) repaired or replaced by Foundry in the field; or (iii) repaired or replaced by HP in the field, including products in distributor inventory and HP's installed base. If a field repair can be performed by HP service personnel (at HP or HP's customer sites) and is deemed desirable by HP, Foundry will provide the appropriate replacement OEM Products, Parts or upgrades free of charge to HP. Such OEM Products, Parts or upgrades will have the highest shipping priority.

      (3) Except as provided in Section 7.5 above regarding safety standard
                                -----------
          changes, Foundry will, within 90 days after completion of the recalls or retrofits, reimburse HP for its reasonable and direct costs in performing such services.

10.6  Anomalous Behavior.  In the event that an OEM Product delivered to HP
      ------------------
complies with and performs to the Specifications, but fails to be usable in HP's intended application due to latent errors, unanticipated incompatibilities or other anomalous behavior, HP will provide Foundry written notice of such failure, specifying in such notice the reason that the OEM Product is unacceptable. The parties will attempt to determine the cause of the unacceptability (such as faulty design, material defects, incompatibility with HP applications, timing problems or internal oscillations, etc.), and formulate a mutually acceptable remedy of the cause of unacceptability. In the event that the cause of the unacceptability cannot be determined or the parties do not agree

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

upon a mutually acceptable remedy of the cause of unacceptability, either party may invoke the escalated resolution procedure set forth in Article 24 of this
                                                           ----------
Agreement. Failing resolution, either party may in its sole judgment terminate this Agreement with respect to the affected OEM Product or terminate the entire agreement if such product is deemed material by HP to the entire agreement, and such termination will be construed as though it is for the mutual convenience of Foundry and HP.

10.7  Purchase Hold.  If any Eligible Purchaser having the right to purchase an
      -------------
OEM Product under this Agreement or under any other agreement with Foundry believes in good faith that an OEM Product is defective in terms of material or manufacturing process, then, irrespective of any other rights provided HP hereunder, HP may implement a purchase hold to suspend purchases of such OEM Products without any liability. HP and Foundry will meet at least weekly during such purchase hold to discuss the status of the defect and anticipated duration of the purchase hold. Such purchase hold may be removed if HP reasonably believes that sufficient action has been taken to correct the defect or that sufficient assurances exist that such defect will be corrected within a reasonable time. HP and Foundry agree that Delivery Dates on then-existing Orders will be pushed out in order to reflect such purchase hold. Additionally, HP and Foundry agree that the term of any minimum purchase commitment set forth in Exhibit C shall be deemed to have been automatically extended for the
   ---------
duration of any purchase hold which HP believes in good faith will affect HP's ability to fulfill such minimum purchase commitment.

10.8  Survival Of Support Obligations.  Foundry's maintenance and support
      -------------------------------
obligations specified in this Article 10, and in the Support Terms in Exhibit D
                              ----------                              ---------
will run for the Term and any additional periods under Section 1.3 above and
                                                       -----------
will continue for a period of five (5) years after Foundry ships the last OEM Product to HP or an HP customer. This obligation includes making necessary Parts available to HP, as further provided in the Support Terms.

11.   ASSURANCE OF SUPPLY

11.1. Discontinuance.  Foundry acknowledges its obligation to manufacture,
      --------------
supply and support the OEM Products without interruption. If, however, this Agreement remains in effect after the third (3rd) year following the Effective Date of this Agreement and following such initial three-year availability period it becomes impractical for Foundry to continue the supply or support of any OEM Product (a "Discontinued Product"), Foundry will give notice to HP no less than six (6) months in advance of the last date the Discontinued Product can be ordered. After receipt of notice of discontinuance, HP may, at its option:

      (1) Purchase from Foundry such quantity of the Discontinued Product as HP deems necessary for its future requirements;

      (2) Provide Foundry forecast information in order to justify the continued manufacture of the Discontinued Product. If, upon request by HP, Foundry agrees to remanufacture the Discontinued Products strictly to support HP's continuing demand, the parties will negotiate in good faith and agree to reasonable build sizes, inventory requirements, and costs associated with Foundry's manufacturing process; and

      (3) Request that Foundry substitute a comparable product for the Discontinued Product.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

If, Foundry in the exercise of its good faith judgement reasonably determines that options (2) and (3) above are not commercially reasonable and HP in the exercise of its good faith judgement determines that option (1) above is not commercially reasonable, the parties agree to follow the Dispute Resolution Process as set forth in Article 24 of this Agreement to arrive at a mutually
                        ----------
agreeable resolution to the proposed discontinuance of an OEM Product. If, after exhausting the Dispute Resolution Process the parties are unable to arrive at a mutually agreeable solution, then HP may, at its option, manufacture the Discontinued Product under the manufacturing rights granted in Section 11.2
                                                               ------------
below; provided, however, that HP's Orders for the Discontinued Product exceeded 10 units over the preceding six (6) months. The parties will negotiate in good faith and agree on any royalties to be paid to Foundry on any Discontinued Products manufactured by HP.

11.2. HP's Right To Manufacture.  Subject to the terms of Section 11.1 and
      -------------------------                           ----------------
Section 18.3 (2), Foundry hereby grants to HP, under Foundry's Intellectual
----------------
Property Rights, an irrevocable, non-exclusive, world-wide license to use, modify, reproduce, import, manufacture, distribute, offer for sale and sell the OEM Product; provided that, notwithstanding anything to the contrary herein, such right and license shall expire [ * ] months after HP's initial exercise of such right and license. HP may sublicense these rights to a third party, provided such third party complies with the terms of this license and any associated obligations of confidentiality. In the event HP elects to exercise this right:

      (1) Foundry will release to HP all Technical Information or other materials deposited under the terms of the Escrow Agreement described below, necessary for the manufacture of the OEM Product. Subject to the sublicense rights granted above, HP will keep all Technical Information confidential in accordance with the terms of Article 19
                                                                   ----------
          below. If Foundry has failed to place Technical Information in escrow or to update the escrow as provided below, HP may use the measures described in paragraph (2) below to obtain such information.

      (2) Foundry will furnish to HP all Technical Materials within seven (7) days after HP has notified Foundry of its exercise of its rights hereunder. If the materials are not delivered within this time period, HP will have the right to collect such materials at Foundry's plant or offices at a time agreed by the parties and Foundry agrees to assist HP in such collection. If HP has to use measures to collect the materials itself, it may invoice Foundry for its costs. Upon receipt of such invoice, Foundry will pay HP for collection costs within thirty seven (37) days

      (3) Foundry will furnish to HP within seven (7) days after HP's written request, the names and addresses of Foundry's sources for Parts not manufactured by Foundry, including the appropriate part numbers for commercially available equivalents of electronic parts. Foundry will use all reasonable efforts to ensure that HP will have the right to purchase all such Parts directly from Foundry's vendors and Foundry will assign purchasing rights with such vendors to HP to the extent permitted.

      (4) Foundry will furnish to HP without charge all Parts catalogues, schematics, material lists, engineering change orders, and other servicing documentation deemed necessary by HP to service and support the OEM Product.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

      (5) Foundry will assign to HP any license rights it may have with third parties for software, documentation or any intellectual property used in the manufacture of the OEM Product.

11.3. Consulting Services.  Foundry will, in support of Technical Information
      -------------------
conveyed to HP hereunder, provides:

      (1) Up to [ * ] of consulting services, as required by HP, provided that HP bears the cost of reasonable travel expenses; and

      (2) Additional consulting services at the rate of [ * ] per work hour, plus reasonable travel expenses of those so engaged.

11.4. Deposit Agreement.  At HP's request and as security for the fulfillment of
      -----------------
Foundry's obligations under this Agreement, Foundry will deposit a copy of the Technical Information, including any source code for all software contained in the OEM Products (the "Deposit") pursuant to the terms of HP's standard Deposit Agreement, attached as Exhibit H; provided, however, that HP may not request Foundry to make such deposit within the first one-hundred and eighty (180) days following the Effective Date of this Agreement. HP will have the right to inspect and verify that the appropriate Deposit of current and complete information is being made. The Deposit will be updated by Foundry on a regular basis, but no less than annually, and at least once immediately prior to HP's exercise of its rights hereunder.

12.   TRAINING

12.1. Technical Training.  Foundry will provide to HP technical training, for a
      ------------------
period not to exceed two (2) weeks, sufficient to allow HP to become fully familiar with each OEM Product and its market. Foundry will provide training for Software upgrades and Engineering Changes as defined in Article 7 for a period
                                                        ---------
not to exceed one (1) week. Software training shall be available from Foundry for each HP OEM Product Software release. Such training will be at no charge to HP except for any reasonable travel expenses of Foundry. HP may further request and Foundry will provide additional training at Foundry's then current standard price for such training as reasonably necessary to inform HP personnel of upgraded, enhanced or new versions of the OEM Products. Other training will be provided upon mutually agreeable terms and conditions.

12.2. HP's Rights In Training Classes And Materials.  HP may at no charge use,
      ---------------------------------------------
reproduce, modify, display and perform either internally or for HP's customers, all training classes, methods, and materials supplied or developed by Foundry under this Agreement. HP's use may be in any manner HP reasonably deems appropriate provided that any such information which is Confidential Information of Foundry may only be used pursuant to the provisions in Article 19, Confidential Information.

13.   MARKETING AND LICENSING

13.1. Marketing Authority.  HP will have the authority to market the OEM
      -------------------
Products and any HP Products containing the OEM Products to the extent it deems appropriate, in its sole discretion. Without limiting the generality of the foregoing sentence, nothing in this Agreement will be construed or interpreted to place a "best efforts" obligation upon HP

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

with respect to marketing the HP Products or OEM Products or preclude HP from independently developing, purchasing, licensing, or marketing any product which performs the same or similar function as the OEM Products. HP will have the right to use its then current standard form business and license terms for all marketing and distribution of the OEM Products and HP Products.

13.2. No Rights In Marks.  Except as otherwise specified in the private labeling
      ------------------
section below, nothing in this Agreement should be construed to grant either party any rights in the Marks of the other party. Foundry acknowledges, however, that HP may use the name of Foundry and the name of the OEM Products in advertising and marketing the OEM Products or the HP Products solely to accurately identify the source of such products. The OEM Products will be affixed with copyright notices sufficient to give notice as to the rights of the parties in their respective products.

13.3. Private Labeling.  If HP decides during the Term to create HP private
      ----------------
label versions of the OEM Products, Foundry will ensure that the OEM Products contain the HP Marks, serial number format and packaging specified by HP and conforming to HP specifications for external appearance (which will not require any material change in form or dimensions of the OEM Products or require commercially unreasonable actions). Except as provided herein, Foundry will have no other right or license in any HP Marks.

13.4. Software License.  If the OEM Products include Software, Foundry hereby
      ----------------
grants to HP, under Foundry's Intellectual Property Rights in such Software, a non-exclusive, non-transferable, worldwide, fully paid-up license to use, import, offer for sale, distribute and grant sublicense to customers to use the Software in object code form as integrated with the OEM Products or the HP Products. In no event will HP distribute such Software apart from the OEM Products except for support purposes. All copies of the Software distributed hereunder will be sublicensed pursuant to HP's then current standard form business and license terms. The rights granted under this Section 13.4 will extend to HP Subsidiaries and third party channels of distribution.

13.5. Documentation License.  Foundry hereby grants HP a non-exclusive,
      ---------------------
non-transferable, worldwide, fully paid up license to distribute customized versions of the Documentation prepared by Foundry to HP's specification in HP's name and other information, other than Confidential Information, furnished by Foundry under this Agreement. HP may distribute such Documentation without Foundry's logo or other identification of source provided that HP will not remove any copyright notices contained on copies of Documentation as provided by Foundry. These rights with respect to the Documentation will extend to HP Subsidiaries and third party channels of distribution. Notwithstanding anything to the contrary herein, HP and Foundry agree that HP will remain the exclusive owner to all right, title, and interest (including without limitation intellectual property rights) in and to the HP specific materials incorporated into the customized versions. Foundry may only convey the customized documentation to HP.

14.   INTELLECTUAL PROPERTY PROTECTION

14.1. Foundry's Duty To Defend.  Foundry will defend and hold harmless HP and
      ------------------------
its Subsidiaries, Subcontractors and customers from any claim that any OEM Product, any combination of an OEM Product with an HP Product, any Software, Documentation or a Foundry Mark, or any product provided as part of Foundry's Support services constitutes an unauthorized use or infringement of any third party's Intellectual Property Rights. Foundry will pay all costs, damages and expenses

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

(including reasonable attorneys' fees) incurred by HP, its Subsidiaries, Subcontractors or customers and will pay any award with respect to any such claim or agreed to in any settlement of that claim.

14.2. HP's Duty To Notify.  HP will give Foundry prompt notice of any such claim
      -------------------
or action, and will give Foundry the authority, information, and reasonable assistance (at Foundry's expense) necessary to defend. If Foundry does not diligently pursue resolution of the claim nor provide HP with reasonable assurances that it will diligently pursue resolution, then HP may, without in any limiting its other rights and remedies, defend the claim.

14.3. Remedies For Infringing Products.  If the use or combination of any
      --------------------------------
product provided hereunder is enjoined by a court of law and such injunction is not dismissed within 30 days (the "Infringing Product"), Foundry will, at its sole expense and option:

      (1) Procure for HP and its customers the right to continue using or combining the Infringing Product;

      (2) Replace the Infringing Product with a non-infringing product of equivalent function and performance; or

      (3) Modify the Infringing Product to be non-infringing, without detracting from function or performance.

14.4. Limitations.  Foundry will be relieved of its indemnification obligations
      -----------
under this Article 14 to the extent that the claim arises solely and directly
           ----------
from Foundry's compliance with an HP Specification provided that all Implementations of that Specification constitute an unauthorized use or infringement of a third party Intellectual Property Right.

15.   COUNTRY OF MANUFACTURE AND DUTY DRAWBACK RIGHTS

15.1. Country Of Origin Certification.  Upon HP's request, Foundry will provide
      -------------------------------
HP with an appropriate certification stating the country of origin for OEM Products, sufficient to satisfy the requirements of the customs authorities of the country of receipt and any applicable export licensing regulations, including those of the United States.

15.2. Country Of Origin Marking.  Foundry will mark each OEM Product, or the
      -------------------------
container if there is no room on the OEM Product, with the country of origin. Foundry will, in marking OEM Products, comply with the requirements of the customs authorities of the country of receipt.

15.3. Duty Drawback.  If OEM Products delivered under this Agreement are
      -------------
imported, Foundry will when possible allow HP to be the importer of record. If HP is not the importer of record and Foundry obtains duty drawback rights to OEM Products, Foundry will, upon HP's request, provide HP with documents required by the customs authorities of the country of receipt to prove importation and to transfer duty drawback rights to HP.

16.   GOVERNMENTAL COMPLIANCE

16.1. Duty To Comply.  Foundry agrees to comply with all federal, state, local
      --------------
and foreign laws, rules, and regulations applicable to its performance of this Agreement or to OEM Products supplied hereunder. Without limiting the generality of the foregoing sentence, Foundry

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

represents that:

      (1) Foundry will comply with all equal employment opportunity and non-discrimination requirements prescribed by Presidential Executive Orders, including the requirements of Executive Order 11246, the Vocational Rehabilitation Act, and the Vietnam Era Veterans' Readjustment Assistance Act;

      (2) Each chemical substance contained in OEM Products is on the inventory of chemical substances compiled and published by the Environmental Protection Agency pursuant to the Toxic Substances Control Act;

      (3) All OEM Products will be shipped in conformance with government or freight regulations and requirements applicable to chemicals; and

      (4) Foundry will provide complete and accurate material safety data sheets prior to shipping any OEM Product.

16.2  Procurement Regulations.  For OEM Products purchased under this Agreement
      -----------------------
for incorporation into products to be sold under a federal contract or subcontract, those applicable procurement regulations that are required by federal statute or regulation to be inserted in contracts or subcontracts will upon notice to Foundry be deemed incorporated in this Agreement and made to apply to all Orders issued hereunder

16.3  Ozone Depleting Substances.  Foundry hereby certifies that no OEM Product
      --------------------------
nor any component of any OEM Product:

      (1) Contains any "Class 1 Substance" or " Class 2 Substance," as those term are defined in 42 USC Section 7671 and implementing regulations of the United States Environmental Protection Agency at 40 CFR Part 82, as now in existence or hereafter amended; or

      (2) Has been manufactured with a process that uses any Class 1 or Class 2 Substance within the meaning of 42 USC Section 7671 and implementing regulations of the United States Environmental Protection Agency at 40 CFR Part 82, as now existence or hereafter amended.

17.   FORCE MAJEURE EVENTS

17.1  Delaying Causes.  Subject to the provisions of this Article, Foundry will
      ---------------
not be liable for any delay in performance under this Agreement caused by any "act of God" or other cause beyond Foundry's control and without Foundry's fault or negligence (a "delaying cause") Notwithstanding the above, Foundry will not be relieved of any liability for any delay or failure to perform its defense obligations with respect to third party Intellectual Property Rights or furnish remedies for Infringing Products as described in Article 14 above.
                                                 ----------

17.2  HP Option.  Foundry will immediately give HP notice of any delaying cause.
      ---------
In the event of a delaying cause, HP may act in its sole discretion to:

      (1) Terminate this Agreement or any part hereof as to OEM Products not shipped: or

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

      (2) Suspend this Agreement in whole or in part for the duration of the delaying cause, buy similar products elsewhere, and deduct from any quantities specified under this Agreement the quantity so purchased.

17.3  Resumption Of Agreement.  If HP elects to purchase other similar products
      -----------------------
in the event of a delaying cause, HP may resume performance under this Agreement once the delaying cause eases and extend the Term up to the length of time the delaying cause endured. Unless HP gives notice of termination as provided above within 30 days after notice from Foundry of the delaying cause. HP will be deemed to have elected to suspend this Agreement for the duration of the delaying cause.

18.   EVENTS OF DEFAULT

18.1  Notice Of Breach.  If either party is in breach of any provision of this
      ----------------
Agreement, the non-breaching party may, by notice to the breaching party, except as otherwise prohibited by the United States bankruptcy laws, terminate the whole or any part of this Agreement or any Order, unless the breaching party cures the breach within [ * ] days after receipt of notice.

18.2  Causes Of Breach.  For purposes of Section 18.1 above, the term "breach"
      ----------------
includes without limitation any:

      (1) Proceeding, whether voluntary or involuntary, in bankruptcy or insolvency by or against a party;

      (2) Appointment, with or without a party's consent, of a receiver or an assignee for the benefit of creditors;

      (3) Foundry's chronic or extreme failure to deliver OEM Products to HP as provided herein. Chronic failure to deliver shall be defined as Foundry's failure to satisfy the unit quantity or Delivery Date requirements within [ * ] after the original Delivery Date of at least [ * ] non-emergency Orders within any [ * ] month period. Extreme failure to deliver shall be defined as Foundry's failure to satisfy the unit quantity requirements of any single non-emergency Order within [ * ] days of the original Delivery Date unless otherwise agreed by the parties in writing; provided that such causes of breach described in this Section 18.2 (3) shall not be effective until one-hundred and eighty (180) days after the effective date of this Agreement; or

      (4) Other failure by a party to comply with any material provision of this Agreement with additional failure to provide the non-breaching party, upon request, with reasonable assurances of future performance; provided that such causes of breach described in this Section 18.2 (4) shall not be effective until one-hundred and eighty (180) days after the effective date of this Agreement.

For any event which would have otherwise been considered a breach of this Agreement but for the time periods excluded in Sections 18.2(3) and 18.2(4), HP and Foundry agree that the term of any minimum purchase commitment set forth in Exhibit C shall be deemed to have been automatically extended for the duration
---------
of any such event which HP believes in good faith will affect HP's ability to fulfill such minimum purchase commitment.

18.3  HP's Rights Upon Breach.  In the event HP terminates this
      -----------------------

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

Agreement in whole or in part as provided above, any minimum purchase commitments shall automatically be deemed to be void and, in addition to any other remedies provided HP hereunder, HP's rights include the following options:

      (1) For the Causes of Breach stated in Section 18.2 (4), HP may procure, upon such terms and in such manner as HP reasonably deems appropriate, products similar to the OEM Product(s) provided hereunder as to which this Agreement is terminated. Foundry agrees to reimburse HP upon demand for additional reasonable costs incurred by HP in purchasing, qualifying and testing such similar products. The parties agree that the maximum such reimbursement will be [ * ]. Notwithstanding the foregoing, Foundry agrees to continue to supply OEM Products to HP for a period not to exceed 6 months following HP's exercise of its rights under this Section 13.3(1); and

      (2) For the Causes of Breach stated in Sections 18.2 (1) and 18.2 (2), HP may at is option: (a) without paying license fees or royalties other than any third-party royalties which Foundry would otherwise by contract then be required in order for HP to exercise its right and license granted herein, unless otherwise agreed by the parties, enforce its right to manufacture as set forth in Section 11.2 of this Agreement the OEM Product(s) provided hereunder as to which this Agreement is terminated; provided that, notwithstanding anything to the contrary herein, such right and license shall expire [ * ] months after HP's initial exercise of such right and license; or (b) procure, upon such terms and in such manner as HP reasonably deems appropriate, products similar to the OEM Product(s) provided hereunder as to which this Agreement is terminated. Foundry agrees to reimburse HP upon demand for additional reasonable costs incurred by HP in purchasing, qualifying and testing such similar products. The parties agree that the maximum such reimbursement will be [ * ]. Notwithstanding the foregoing, if Foundry continues to operate, Foundry agrees to continue to supply OEM Products to HP for a period not to exceed 6 months following HP's exercise of its rights under this Section 18.3(2).

For the Cause of Breach stated in Section 18.2 (3), in the event HP elects not to terminate this Agreement in whole or in part, any minimum purchase commitments shall automatically be deemed to be void and, in addition to any other remedies provided HP hereunder, HP may require Foundry to maintain protective inventory of OEM Products and/or components as follows in order to ensure Foundry's ability to fulfill HP's future Orders as provided herein. Upon receipt of notice from HP, Foundry agrees to maintain a protective inventory up to [ * ] of supply of HP's average monthly forecast for the most recent [ * ] month rolling forecast period of each OEM Product. In addition, upon receipt of notice from HP, Foundry agrees to maintain a protective inventory up to [ * ] of HP's average monthly forecast of each critical, single sourced, or long lead time component and up to [ * ] of HP's average monthly forecast for all other components. If any of these inventories is depleted, Foundry agrees to replenish the inventory as soon as possible after depletion. In addition, Foundry agrees to rotate its supply of OEM Products in inventory to maintain a fresh stock of inventory.

Foundry further agrees to continue the performance of this Agreement to the extent not terminated under the provisions of this Section.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

18.4  Foundry's Rights Upon Breach.  In the event Foundry terminates this
        --------------------------
Agreement in whole or in part as provided above, in addition to any other remedies provided Foundry hereunder, Foundry's rights include the following options:

      (1) For the Causes of Breach stated in Section 18.2 (1) and 18.2 (2), Foundry will retain all rights to receive any amounts otherwise due under this Agreement and Foundry may cancel any outstanding Orders; and

      (2) For the Cause of Breach stated in Section 18.2 (4), Foundry may invoice HP for all reasonable costs and expenses associated solely with the collection of any amounts otherwise then due and payable to Foundry by HP in accordance with this Agreement. Notwithstanding the foregoing statement, any remaining amount due Foundry by HP as the result of any unfulfilled minimum purchase in this Agreement may be invoiced by Foundry upon Foundry's termination under this Section 18.4(2).

19.   CONFIDENTIAL INFORMATION

19.1  Confidential Information.  During the Term, a party (the "Recipient") may
      ------------------------
receive or have access to certain information of the other party (the "Discloser") that is marked as "Confidential Information," including, though not limited to, information or data concerning the Discloser's products or product plans, business operations, strategies, customers and related business information. The Recipient will protect the confidentiality of Confidential Information with the same degree of care as the Recipient uses for its own similar information, but no less than a reasonable degree of care, under the terms of the Confidential Disclosure Agreement attached as Exhibit F (the
                                                           ---------
"CDA"). To the extent any term of this Agreement conflicts with any term in the CDA, the terms of this Agreement will control and take precedence. Confidential Information may only be used by those employees of the Recipient who have a need to know such information for the purposes related to this Agreement. The parties acknowledge that all Technical Information and Forecasts are deemed Confidential Information to be protected for a term of three (3) years from the date of disclosure.

19.2  Exclusions.  The foregoing confidentiality obligations will not apply to
      ----------
any information that is (a) already known by the Recipient prior to disclosure,
(b) independently developed by the Recipient prior to or independent of the disclosure, (c) publicly available through no fault of the Recipient, (d) rightfully received from a third party with no duty of confidentiality, (e) disclosed by the Recipient with the Discloser's prior written approval, or (f) disclosed under operation of law.

20.   INSURANCE REQUIREMENTS

20.1  Insurance Coverage.  Foundry will maintain Comprehensive or Commercial
      ------------------
General Liability Insurance (including but not limited to premises and operations, products and completed operations, broad form contractual liability, broad form property damage and personal injury liability) with a minimum limit of $1,000,000 combined single limit per occurrence and $2,000,000 in the aggregate, protecting HP from claims of bodily injury, including death, and property damage that may arise from use of the OEM Products or acts or omissions of Foundry hereunder. Each policy obtained by Foundry will name HP, its officers, directors and employees as additional insureds on the certificates of insurance

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

and will stipulate that the insurance coverage afforded the additional insureds will apply as primary insurance and that no other insurance will be called upon to contribute to a loss covered thereunder. Each certificate of insurance will provide that coverages will not be canceled, allowed to expire, modified or reduced in coverage without 30 days' prior written notice to HP. Policies triggered by the occurrence of a covered event will be maintained with HP named as an additional insured throughout the term of this Agreement and for at least one year thereafter.

20.2 Claims Made Coverage. If any policies have "claims made" coverage, Foundry will maintain such coverages with HP named as an additional insured for a minimum of three years after termination of this Agreement. Foundry will promptly notify HP upon any decision not to maintain such coverage. Foundry will deliver copies of policies or certificates evidencing such policies to the HP contact listed in Exhibit G.
                  ---------

20.3  Additional Requirements.  All deductibles on policies providing coverage
      -----------------------
will be paid by Foundry. In addition, Foundry will obtain from each insurance company providing insurance under this Article a written waiver of the right of subrogation against HP. In no event will the coverages or limits of any insurance required under this Article, or the lack or unavailability of any other insurance, be deemed to limit or diminish Foundry's obligations or liability to HP under this Agreement.

21.   LIMITATION OF LIABILITY

UNLESS OTHERWISE STATED IN THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES OF THE OTHER ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT OR IN FURTHERANCE OF THE PROVISIONS OR OBJECTIVES OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE ABOVE, FOUNDRY WILL BE RESPONSIBLE FOR ANY DAMAGES OF ANY KIND INCLUDED IN AN AWARD OR SETTLEMENT OF A THIRD PARTY CLAIM UNDER
ARTICLE 14 ABOVE.
----------

22.   TERMINATION

22.2  Outstanding Orders.  All Orders issued prior to the expiration of this
      ------------------
Agreement must be fulfilled pursuant to and subject to the terms of this Agreement, even if the Delivery Dates are after expiration. Upon termination of this Agreement for Foundry's breach, HP may cancel any outstanding Order or require Orders to be fulfilled even if a Delivery Date is after the date of termination.

22.3  Return Of Property.  Each party must return all property belonging to the
      ------------------
other party upon expiration or termination. All such property must be in good condition, normal wear and tear excepted. Each party will determine the manner and procedure for return. Each party will bear all return freight costs if return is due to its own convenience or an uncured breach by that party. Otherwise, the party to which the property is on loan will bear all such costs.

22.4  Surviving Provisions.  Notwithstanding the expiration or early termination
      --------------------
of this Agreement, the provisions regarding Warranties in Article 9, Support in
                                                          ---------
Article 10, Manufacturing Rights in Article 11, Marketing and Licensing in
----------                          ----------
Article 13, Intellectual Property in Article 14, Confidentiality in Article 19,
----------                           ----------                     ----------
Insurance Requirements in Article 20, Limitation of Liability in Article 21, and
                          ----------                             ----------
the Miscellaneous provisions below will each survive in accordance with their terms.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

23.   MISCELLANEOUS.

23.1  Notices.  All notices to be given under this Agreement must be in writing
      -------
addressed to the receiving party's designated recipient specified in Exhibit G.
                                                                     ---------
Notices are validly given upon the earlier of confirmed receipt by the receiving party or three (3) days (or seven days, for international notices) after dispatch by courier or certified mail, postage prepaid, properly addressed to the receiving party. Notices may also be delivered by fax and will be validly given upon oral or written confirmation of receipt. Either party may change its address for purposes of notice by giving notice to the other party in accordance with these provisions.

23.2  Exhibits.  Each Exhibit attached to this Agreement is deemed a part of
      --------
this Agreement and incorporated herein wherever reference to it is made.

23.3  Independent Contractors.  The relationship of the parties established
      -----------------------
under this Agreement is that of independent contractors and neither party is a partner, employee, agent or joint venturer of or with the other.

23.4  Assignment.  Neither this Agreement nor any right, license, privilege or
      ----------
obligation provided herein may be assigned, transferred or shared by either party without the other party's prior written consent; provided, however, that either party may assign this Agreement to any person or entity (the "Assignee") into which the assigning party has merged or which has otherwise succeeded to all or substantially all of the business and assets to which this Agreement pertains, by merger, consolidation, reorganization or otherwise (the "Transaction"). Each party agrees to give the other party prior notice of any agreement to merge or transfer its business to a third party as of the date of such agreement and to make any such agreement subject to the conditions set forth in this Section 23.4. The assigning party must ensure that the Assignee has assumed in writing or by operation of law the assigning party's obligations and liabilities under this Agreement. In the event that the assigning party does not ensure the assumption of its obligations and liabilities under this Agreement or the Assignee refuses to assume such obligations and liabilities, the Assignee and/or the assigning party as the case may be will automatically be deemed to be in breach of a material provision of this Agreement. Notwithstanding anything to the contrary herein, in the event the non-assigning party determines in its reasonable opinion such assignment would be detrimental to the performance of this Agreement or to the non-assigning party's business, the non-assigning party may elect at any time to terminate this Agreement upon written notice to the assigning party. Any such termination shall be effective upon completion of the Transaction, and any minimum purchase commitments will be automatically deemed to be void upon such termination. This Agreement will be binding on the successors and permitted assigns of the parties and the name of the party appearing herein will be deemed to include the names of such party's successors or permitted assigns to the extent necessary to carry out the intent of this Agreement.

23.5  No Waiver.  The waiver of any term, condition, or provision of this
      ---------
Agreement must be in writing and signed by an authorized representative of the waiving party. Any such waiver will not be construed as a waiver of any other term, condition, or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition, or provision.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

23.6  Reference To Days.  All references in this Agreement to "days" will,
      -----------------
unless otherwise specified herein, mean calendar days.

23.7  Headings.  The Section headings used in this Agreement are for convenience
      --------
of reference only. They will not limit or extend the meaning of any provision of this Agreement, and will not be relevant in interpreting any provision of this Agreement.

23.8  No Publication.  Neither party may publicize or disclose to any third
      --------------
party, without the written consent of the other party, the terms of this Agreement. Without limiting the generality of the foregoing sentence, no press releases may be made without the mutual written consent of each party.

23.9  Severability.  If any provision in this Agreement is held invalid or
      ------------
unenforceable by a body of competent jurisdiction, such provision will be construed, limited or, if necessary, severed to the extent necessary to eliminate such invalidity or unenforceability. The parties agree to negotiate in good faith a valid, enforceable substitute provision that most nearly effects the parties' original intent in entering into this Agreement or to provide an equitable adjustment in the event no such provision can be added. The other provisions of this Agreement will remain in full force and effect.

23.10 Entire Agreement.  This Agreement comprises the entire understanding
      ----------------
between the parties with respect to its subject matters and supersedes any previous communications, representations, or agreements, whether oral or written. For purposes of construction, this Agreement will be deemed to have been drafted by both parties. No modification of this Agreement will be binding on either party unless in writing and signed by an authorized representative of each party.

23.11 Governing Law.  This Agreement will be governed in all respects by the
      -------------
laws of California without reference to any choice of laws provisions.

24.   DISPUTE RESOLUTION

24.1  Dispute Resolution Process.  The Parties recognize that disagreements may
      --------------------------
reasonably arise during the course of their business relationship. The Parties desire to resolve these amicably, and will seek to address all issues promptly and in good faith. Prior to pursuing other remedies which may be available, the Parties agree to follow the process set forth below:

      24.1.1 Issues shall first be addressed by the respective contributors within each organization. In the event the disagreement is not resolved to both parties' satisfaction after reasonable and diligent efforts, within [ * ] days from the time a party's representative first provides written notice to the other party's representative of the issue, the issue will be escalated to the next level as described in Section 24.1.2 below;

      24.1.2  Issues will then be raised to the respective Relationship
      Managers set forth in Exhibit G to this Agreement for resolution.  In the
                            ---------
      event the disagreement is not resolved to both parties' satisfaction after reasonable and diligent efforts, within [*] days from the time the applicable representative specified in this Section first provides written notice to the other party's applicable representative of the issue, the issue will be escalated to the next level as described in Section 24.1.3

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

      below.

      24.1.3 Issues will then be raised to Foundry's CEO, and to the General Manager of HP's Workgroup Networks Division for resolution. Only if the issue cannot be resolved at this level after reasonable and diligent efforts within [ * ] days from the time the applicable representative specified in this Section first provides written notice of the issue to his/her counterpart of the other party, either party may pursue any remedy outside of this process, subject to the terms of this Agreement.

      24.1.4 Notwithstanding any other provision of this Article 24, either party may resort to court action for injunctive relief at any time if the dispute resolution processes set forth in this Section would permit or cause irreparable injury to such party or any third party claiming against such party, due to delay arising out of the dispute resolution process.

      24.1.5 At each escalation level, both parties will be granted an opportunity to state the reasons for their views, and an opportunity to present any materials supporting their statement. Each individual responsible for deciding the issue will provide the other party with a written statement of his/her conclusions and the reasons therefore.

24.2  Exceptions to Dispute Resolution Process.  Without limiting the foregoing,
      ----------------------------------------
the parties agree that a party's breach of the Intellectual Property Protection provisions as stated in Article 14 of this Agreement or of Confidential Information provisions as stated in Article 19 of this Agreement will be considered urgent matters requiring action which bypasses the Dispute Resolution Process as set forth in Section 24.1 above.


APPROVED AND AGREED TO:

FOUNDRY:                                  HEWLETT-PACKARD


By: /s/ Bobby R. Johnson Jr.              By: /s/ Charles T. Olsen
    ----------------------------              ---------------------------

Typed Name: Bobby R. Johnson Jr.          Typed Name: Charles T. Olsen
            --------------------                      -------------------

Title: President and CEO                  Title: R & D Manager
       -------------------------                 ------------------------

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL
                                   EXHIBIT A

                        OEM PRODUCTS AND SPECIFICATIONS

                   [NUMBER OF SEQUENTIAL PAGES OMITTED: 15]
[ * ]

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                   EXHIBIT B
                              ELIGIBLE PURCHASERS

HP Entities:

Hewlett-Packard Co.
Product Support Division (PSD)
8000 Foothills Boulevard
Roseville, CA 95747

Hewlett-Packard Co.
Workgroup Networks Division (WND)
8000 Foothills Boulevard
Roseville, CA 95747

Personal Information Product Manufacturing & Distribution (PPMD)
Hewlett-Packard Co.
3055 Venture Drive
Lincoln, CA 95648

Subcontractors:

None

Subsidiaries:

None

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                   EXHIBIT C
                            OEM PRODUCT PRICES TO HP

     1.  Production Units.  OEM Product pricing to HP is a discount-off-list
         ----------------
     pricing model from the Foundry North America Price List. All prices, unless stated otherwise, are in US dollars ($).

     The discount from the Foundry North America Price List will be based on revenue levels as stated in the table below. Revenue to Foundry per Quarter is defined as cumulative dollar purchases after the then-current discount on Orders issued by HP for OEM Products in the preceding HP fiscal quarter.


          Revenue to Foundry per Quarter     Discount from List
          ------------------------------     ------------------
          [ * ]                              [ * ]
          [ * ]                              [ * ]
          [ * ]                              [ * ]

     Notwithstanding the foregoing, the discount for the initial six month period following HP's first OEM Product availability to HP customers is [ * ] and will thereafter be calculated quarterly based on previous quarter performance. The appropriate discount will be applied to Foundry's North America Price List in effect at time the Order is issued. If Foundry's North America Price List changes between the time that an Order is issued and the Delivery Date such that HP's price for an OEM Product would decrease, Foundry agrees that the lower price will apply to all unshipped Orders and all Orders issued by HP after the effective date of such lower price.

     In addition to the discount-off-list price noted above, the cost for each chassis OEM Product listed in Exhibit A to this Agreement will include an additional dollar amount as agreed by the parties which includes (1) the cost of all of the accessories included with each chassis OEM Product and as listed in Exhibit A to this Agreement, (2) the cost of customization and customization upgrades as stated in Exhibit A and Exhibit D to this Agreement for each OEM Product shipped to HP, and (3) the cost of Foundry's TechNet Bronze Software support for the life of the OEM Products shipped to HP. This additional cost for each chassis OEM Product will be [ * ] and will change only as agreed in writing by the parties. The cost of Foundry's TechNet Silver Hardware support product will be available to HP at the then current discounted list price for that product less the then current discounted list price for Foundry's TechNet Bronze Software support product.

     HP and Foundry agree to review the volume discount levels and market conditions at least every six months and to make adjustments to the agreed upon discount levels, volume discount levels, and/or OEM product prices to HP if necessary. HP and Foundry agree to review price erosion plans and product cost reduction plans at least every six months to ensure alignment with market trends for the OEM Products in the market(s) in which HP competes with those OEM Products.

     2.  Minimum Purchase Commitment.  HP agrees to purchase that amount of OEM
         ---------------------------
     Products which represent no less than [ * ] of gross revenue to Foundry after the appropriate discount during the initial term of this Agreement ending May 18, 2000.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                   EXHIBIT D

                                 SUPPORT TERMS

1.0  Phone Support
     -------------

     1. Foundry agrees that it will staff a 24x7, 1-800 phone number, on or before February 1, 1999 that will be accessed only by HP's call center personnel.

     2. HP call center personnel will use this number only in those instances when they are unable to completely respond to a customers inquiry on the OEM Products.

     3. HP will supply required materials unique to the OEM Products and Foundry will train their phone staff to insure they represent the OEM Products as HP products when on the phone with HP call center teams.

     4. HP and Foundry agree that they will test this service prior to it going "live" and audit it after it goes "live" to insure needs are being met. If needs are not being met, then HP and Foundry agree that they will do required tuning to the process and/or additional training to address those needs.

     5. Foundry will handle calls from HP as they would from any Foundry customer provided that the response times as defined in "Escalations" are being met.

     6. When an issue can not be resolved during the initial call, HP and Foundry will set a specific time when HP will get a call back with the required information.

2.0  Escalations
     -----------

     1. Hot Site - the HP customer's network is down and/or there is a confirmed or perceived product safety issue. A Hot Site receives immediate attention and is Priority #1 for both HP and Foundry until it is resolved. The WND online team is notified by its call center whenever there is a Hot Site.

     2. Problem Site - the HP customer's network is up but is experiencing intermittent problems. These calls will usually require involvement by both HP and Foundry to resolve. A Problem Site is Priority #2 with regard to Hot Sites. If no Hot Sites exist then the Problem Site is treated as Priority #1. The WND online team is notified by its call center whenever there is a Problem Site.

     3. Escalated Site - this is anything that is not a Problem or Hot Site. These calls, after a startup period, are usually handled by the HP call centers with some assistance from Foundry. The WND Online team is not usually involved with these types of calls.

     4. The WND Online team will only become involved in the above defined escalations for Hot and Problem Sites. The WND Online teams role is to manage the relationship with the HP customer and HP field while Foundry is focused on the technical resolution of the problem.

     5. If timely resolution of a Hot or Problem Site necessitates an on-site visit, both HP and Foundry will identify the team, date, and required equipment to be on site with the team. HP will handle all logistics with the customer and will be with the Foundry team when they are on site. HP and Foundry will be responsible for their respective travel costs in each of these instances.

3.0  Updates
     -------

     1. Foundry will supply the assigned HP Technical Marketing Engineer, between the scheduled new software and hardware release dates, any OEM Product pre- and post-sales support information that would benefit HP customers. Such information includes, but is not limited to, known problems, configuration tips, FAQs (frequently asked questions), interoperability updates, documentation updates.

     2. FAQs will be generated and sent to HP as additional information is added to the Foundry web server.

     3. In the event that HP must ship a later version of SW than it currently supports to resolve an escalation, Foundry will supply HP with all required information to support that release.

4.0  Call Flow
     ---------

     The call flow for Phone Support and Escalations is defined in the chart that follows entitled "Call Flow."

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

           [CHART OF HP/FOUNDRY PHONE SUPPORT PROCESS APPEARS HERE]

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

5.0  "Expected" AFR Rates
      -------------------

     The following table details the "not to exceed" Annualized Failure Rates
(AFR) for each of the OEM Products as set forth in Section 10.5 of this Agreement.

-------------------------------------------------------------------------------
Product                                                                AFR
-------------------------------------------------------------------------------
[ * ]                                                                  [ * ]
-------------------------------------------------------------------------------
[ * ]                                                                  [ * ]
-------------------------------------------------------------------------------
[ * ]                                                                  [ * ]
-------------------------------------------------------------------------------
[ * ]                                                                  [ * ]
-------------------------------------------------------------------------------
[ * ]                                                                  [ * ]
-------------------------------------------------------------------------------
[ * ]                                                                  [ * ]
-------------------------------------------------------------------------------
[ * ]                                                                  [ * ]
-------------------------------------------------------------------------------
[ * ]                                                                  [ * ]
-------------------------------------------------------------------------------
[ * ]                                                                  [ * ]
-------------------------------------------------------------------------------
[ * ]                                                                  [ * ]
-------------------------------------------------------------------------------

     6 Month Annualized Failure Rate % (AFR%) shall mean the sum or the previous 6 month of Customer Service Order (CSO) failures divided by the sum or the previous 6 month of Units In Warranty, multiplied by 12 and multiplied by 100 to create an annualized percentage.

          6 month rolling AFR% = [Sigma] 6 months of CSO Failures * 12 * 100
                                 -------------------------------------------
                                 [Sigma] 6 months UIW

"Units In Warranty" (UIW) shall mean all Products or Parts currently under
 ------------------------
warranty.

           UIW = [Sigma] 1 year sum of shipments = last 12 month shipments


6.0  Hardware Support Beyond Initial Warranty Period
     -----------------------------------------------

     OEM Product hardware repair and replacement after the initial Warranty Period shall be offered to HP on a cost of service basis at costs stated on Foundry's then current North America Price List, as stated in Exhibit C to this Agreement, or otherwise as agreed in writing by the parties.

7.0  OEM Product Software Release Process and Requirements
     -----------------------------------------------------

     This section covers the procedure for OEM Product Software releases to HP subsequent to the initial release. This includes: release criteria, pro forma schedule, roles and responsibilities and defect limitations. There are two types of software releases: hot-site patches and scheduled bi-annual releases.

     7.1  Process for Standard Releases
          -----------------------------

          7.1.1 Before any customization effort begins, there will be a meeting between Foundry and HP to confirm HP's need for a new version of code.

          7.1.2 The meeting will also be used to determine the version of the Foundry routing code to be customized. Normally, it will be the code Foundry is currently shipping at the time the customization begins.

          7.1.3 Releases for HP OEM Product versions of the Software are scheduled for the 1st of each May and November. Following the initial OEM Product Release, HP will determine the timeframe for the first scheduled Software upgrade.

          7.1.4 Foundry should have released their version of the code to their customers at least weeks prior to the start of the customization of that code for HP.

          7.1.5 The code shall not be released until it is free or all critical and serious

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                 bugs. HP must agree that the number of medium and minor bugs remaining in the code is permissible.

          7.1.6 The HP OEM Product versions or the code shall not be released until HP verifies that systems with new code have run at least 72 hours without failure.

          7.1.7 All version of customization code sent to HP for testing will contain the word "BETA" in the version label Foundry uses in their software.

          7.1.8  Foundry will deliver to HP:
                    (a) results from NTC testing of the new Foundry code
                    (b) number of customers using the new release
                    (c) the release notes for the new Foundry release
                    (d) current defect list regarding the routing software
                    (e) release notes for version to be customized

          7.1.9  Foundry will conduct the following testing:

                    (a) Verify customization changes
                    (b) Verify that the changes did not have an adverse effect on other than intended functionality by testing basic features for the console, WEB interface and the back door access
                    (c) Test to verify that all changes to correct critical and serious defects in the Foundry version or the code work correctly in the customized code.
                    (d) Test key user functions associated with software
                        upgrades: download (new code over old code and old code over new code) system reboot, changing passwords, configuration restoration and any other features customers may perform during the upgrade process.
                    (e) Test for interoperable compatibility with Cisco 4000 and
                        7200, Bay ASN and Baystack350T, Extreme Summit 2, and Proteon GTXl000 products
                    (f) Test the overall product thoroughly enough to insure it meets the release criteria

          7.l.l0 HP is expected conduct the following testing:

                    (a) Verify customization changes and version numbers
                    (b) Test interoperability with HP WND products, both
                        hardware and software
                    (c) Test interoperability with 3Com, Lucent and Cabletron
                        comparable products
                    (d) Assess overall product quality and compliance to release criteria

     7.2  Pro Forma Schedule for Standard Releases

          6 weeks: WND and Foundry agree on version of Foundry code to convert;
                       Foundry begins WND customization

          5 weeks: New code version goes to NTC's in WND and Foundry (2 weeks of testing)

          4 weeks: Code, if suitable, goes to 3 HP Beta Sites which will be closely monitored

          3 weeks: WND and Foundry hold fix/no fix meeting and review the complete defect list
                   Foundry fixes remaining defects to be corrected Foundry removes "BETA" text string from version label

          2 weeks: Production code goes to WND NTC for verification (3 days)

          1 week: Controlled release of code goes to first HP customer needing a key feature of that code
                   HP to update release note for the new customized version

          0 week: Code release-code goes into production (hardware units) and is put on the HP WEB site

     7.3 Process for hot-site releases (patch for customers with must fix problems)

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

WND and Foundry will agree on whether or not the problem warrants an official release which would follow the procedures outlined above for scheduled releases. The following process is expected to take one week or less:

          7.3.1 Foundry is to modify the latest HP code version to fix the defect encountered by the customer or HP

          7.3.2  Foundry is to test the code to:
                 (a) verify that nothing else has been adversely affected as the result of the defect fix
                 (b) verify that the defect has indeed be corrected

          7.3.3 Foundry is to place the new code on their server or ship the code to HP electronically

          7.3.4 HP is to verify the correction works and check access to command line and WEB interface

          7.3.5  Foundry and HP test centers to sign-off on patch code release

          7.3.6 Depending on the customer and the situation Foundry or HP may have to "ship" the code

          7.3.7  Code image to be archived at Foundry and HP for future access

8.0  Year 2000 Compliance
     --------------------

     HP Year 2000 Compliance Definition

     A "Compliant" product accurately processes date data (including, but not limited to: calculating, comparing and sequencing dates), from, into and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations, when used in accordance with its product documentation, and provided all other products used in combination with the product properly exchange data with it. For the few products that are Compliant and require specific customer action, such actions will be clearly detailed.

     Products which do no date related processing ("NDRP") are considered to be Compliant. Any product that is not deemed to have a status of Compliant or NDRP is assigned a status of Non-Compliant."

     Listed below in Table 1 and Table 2 are the mandatory Year 2000 test cases and checklist items required for all new HP products to validate their Year 2000 compliance.


-----------------------------------------------------------------------------------------------
                Table 1:  Mandatory Test Cases for a Product to be Compliant
-----------------------------------------------------------------------------------------------
Dec 31, 1998      Test for border line (beginning and ending of a year) for year prior to Year
to                2000
Jan 1, 1999
                         System Rollover in both powered-up and powered-down states.
                  or
                         Program rollover in both executing and non-executing states.
-----------------------------------------------------------------------------------------------
Sept 9, 1999      Tests related to 9-9-99
to
Sept 10, 1999            System rollover in both powered-up and powered-down states.
                         System date can be set to before date.
                         System re-initializes from cold start on before date.
                  or
                         Program rollover in both executing and non-executing states.
                         Program retrieves/accepts before date in executing state.
-----------------------------------------------------------------------------------------------

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

-----------------------------------------------------------------------------------------------
                     Program re-initializes from non-executing state on before date.
-----------------------------------------------------------------------------------------------
Dec 31, 1999      Test for critical transition of 1999 to 2000
to
Jan 1, 2000              System rollover in both powered-up and powered-down states.
                         System date can be set to after date.
                         System re-initializes from cold start on after date.
                  or
                         Program rollover in both executing and non-executing states.
                         Program retrieves/accepts after date in executing state.
                         Program re-initializes from non-executing state on after date.
-----------------------------------------------------------------------------------------------
Feb 28, 2000      Test to verify Year 2000 is identified as a leap year
to
Feb 29, 2000             System rollover in both powered-up and powered-down states.
                         System date can be set to after date.
                         System re-initializes from cold start on after date.
                  or
                         Program rollover in both executing and non-executing states.
                         Program retrieves/accepts after date in executing state.
                         Program re-initializes from non-executing state on after date.
-----------------------------------------------------------------------------------------------
Feb 29, 2000      Another Year 2000 leap year test
to
Mar 1, 2000              System rollover in both powered-up and powered-down states.
                  or
                         Program rollover in both executing and non-executing states.
-----------------------------------------------------------------------------------------------
Dec 31, 2000      Test for transition from 12-31-00 to 1-1-1
to
Jan 1, 2001              System rollover in both powered-up and powered-down states.
                  or
                         Program rollover in both executing and non-executing states.
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                  Table 2:  Mandatory Checklist for a Product to be Compliant
-----------------------------------------------------------------------------------------------
Basics           1.  Data Structures within the Product
                   a.  Database Structure
                   b.  File System Structure
                   c.  Holding or Working Fields
                 2.  Date Manipulation Routines
                 3.  Called System Intrinsics
                 4.  Date Comparison Routines
                 5.  Date Fields on Report
-----------------------------------------------------------------------------------------------
Module           6.  Data Structures for Interfaces Inbound to each Module
Interfaces       7.  Data Structures for Interfaces Outbound from each Module
Internal Date
Data
Exchanges
-----------------------------------------------------------------------------------------------
Product          8.  Data Structures for Interfaces Inbound to the Product
Interfaces       9.  Data Structures for Interfaces Outbound from the Product
External Date
Data
Exchanges
-----------------------------------------------------------------------------------------------
Product          10.  Third-Party Utilities or tools used by/with the Product
Environment      11.  Date Logic Embedded in the JCL or Run Logic of the Product
-----------------------------------------------------------------------------------------------

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                   EXHIBIT E

                           EQUIPMENT LOAN AGREEMENT

     EQUIPMENT LOAN AGREEMENT

     THIS EQUIPMENT LOAN AGREEMENT, NO. ____ (the "Agreement") is entered into between HEWLETT-PACKARD COMPANY, a Delaware corporation ("HP"), and FOUNDRY NETWORKS, INC. a Delaware company located at 680 W. Maude Avenue, Suite 3, Sunnyvale, CA 94086 ("Foundry"). This Agreement is effective as of October 28, 1998 (the "Effective Date").

     (Foundry and HP are currently parties to an OEM Purchase Agreement (the "Master Agreement"), dated as of ______________ _____.)

     l. Loan of Equipment. Each of the parties (the "Loaning Party") hereby loans to the other party (the "Receiving Party") , for the applicable Term defined below, the equipment owned by the Loaning Party (collectively, "Loaned Equipment"), which may consist of hardware, software and documentation described in the Loaned Equipment Schedule attached as Schedule A. The Loaning Party may, from time to time, add, upgrade, or remove Loaned Equipment from the Receiving Party's site during the Term. All Loaned Equipment received by the Receiving Party during the Term will be described in an amended Loaned Equipment Schedule signed by the Receiving Party and appended to this Equipment Loan Agreement. The Receiving Party agrees, by its receipt of Loaned Equipment, that all Loaned Equipment is subject to the provisions of this Agreement.

     2. Term. This Agreement will begin as of the Effective Date and run for a term of forty-two (42) months (the "Term"), unless earlier terminated by HP or Foundry upon thirty (30) days written notice to the other. The Loaning Party may in writing extend the Term, or establish a separate Term with respect to particular items of Loaned Equipment.

     3. Use. The Receiving Party may use the Loaned Equipment solely for purpose of: testing and developing OEM Products in accordance with the Master Agreement. The Receiving Party may not move any Loaned Equipment from the location specified in the Loaned Equipment Schedule without the prior written consent of the Loaning Party. The Receiving Party's right to use the Loaned Equipment is non-transferable.

     4. Software and Documentation. All software provided with the Loaned Equipment is hereby licensed to the Receiving Party under the Loaning Party's Software License Terms, a current form of which is attached as Schedule B. If the Receiving Party requires a license to use any software other than as stated in the Software License Terms, that license must be specified in the Loaned Equipment Schedule. Any documentation listed in the Loaned Equipment Schedule is licensed to the Receiving Party for its use solely for the purposes stated in Section 3 above. If the Receiving Party wishes to make copies of any documentation, it must first obtain the Loaning Party's prior written consent.

     5. Ownership. The Loaning Party retains all right, title and ownership to the Loaned Equipment, unless any such Loaned Equipment is purchased by the Receiving Party. The Receiving Party hereby nominates and appoints the Loaning Party as its attorney-in-fact for the sole purpose of executing and filing, on the Receiving Party's behalf, UCC-l financing statements (and any appropriate amendments thereto) or a suitable substitute document (including this Agreement) under the provisions of the Uniform Commercial Code for the Loaned Equipment loaned to the Receiving Party hereunder. A form of a UCC-l financing

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

     statement is attached to this Agreement as Schedule C. If requested by the Loaning Party, the Receiving Party will affix any label or marking supplied by the Loaning Party evidencing the Loaning Party's ownership of the Loaned Equipment. The Loaning Party may, from time to time, inspect the Loaned Equipment. The Receiving Party may not sell, transfer, assign, pledge, or in any way encumber or convey the Loaned Equipment or any portion or component of such equipment.

     6. Warranty Disclaimer ALL LOANED EQUIPMENT IS PROVIDED "AS IS", WITHOUT WARRANTY OF ANY KIND, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The Receiving Party understands that some newly manufactured Loaned Equipment may contain remanufactured parts equivalent to new in performance.

     7. Indemnification. The Receiving Party hereby agrees to defend, indemnify and hold the Loaning Party harmless from any claims or suits against the Loaning Party arising from the Receiving Party's use of the Loaned Equipment, including use by its employees, agents or subcontractors. The Receiving Party will pay all costs, damages, losses and expenses (including reasonable attorneys' fees) incurred by the Loaning Party and will pay any award with respect to any such claim or agreed to in any settlement.

     8. Maintenance. During the Term, the Receiving Party will maintain all Loaned Equipment in good operating order and condition. All maintenance must be provided by personnel authorized by the Loaning Party. The Loaning Party will provide standard installation, support and maintenance for the Loaned Equipment [at no cost] [at the Loaning Party's standard rates] to the Receiving Party during the Term; however, all maintenance costs and expenses due to the Receiving Party's negligence will be borne by the Receiving Party. The Receiving Party will be responsible for providing the Loaning Party's personnel ready and safe access to the Loaned Equipment for such maintenance and support.

     9. Risk of Loss. The Receiving Party will bear all risk of loss with respect to the Loaned Equipment from receipt until such Loaned Equipment is returned to the Loaning Party. All Loaned Equipment returned to the Loaning Party must include the same components as received by the Receiving Party, and must be in good operating order and condition. Charges may be imposed by the Loaning Party if the Receiving Party fails to return the Loaned Equipment in such condition or within the return timeframe set forth herein.

     l0. Shipping Costs. Unless otherwise agreed in writing by the Loaning Party, the Receiving Party will be responsible for and pay all delivery, freight and rigging charges, all taxes and duties, and all other shipping costs and expenses with respect to the delivery or return of any Loaned Equipment hereunder.

     ll. Limitation of Liability. EACH LOANING PARTY WILL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY, ARISING OUT OF THIS EQUIPMENT LOAN AGREEMENT OR THE RECEIVING PARTY'S USE OF THE LOANED EQUIPMENT .

     12. Termination. Upon expiration or earlier termination of the Term, the Receiving Party will return to the Loaning Party all Loaned Equipment within 10 work days. The Loaning Party may permit the Receiving Party to purchase certain items of the Loaned Equipment upon termination under the purchase terms set forth below. In the event that the Receiving Party is permitted to purchase any of the Loaned Equipment and fails to return that Equipment to the Loaning Party upon expiration of the Term within such 10-day period. The Receiving Party will be deemed to have elected to purchase the Loaned Equipment, and the Loaning Party will invoice the Receiving Party accordingly.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

     13. Purchase Option. If the Loaning Party permits the Receiving Party to purchase any of the Loaned Equipment, the Receiving Party may elect to purchase those items of the Loaned Equipment under the Loaning Party's then current standard terms and conditions, provided that such Loaned Equipment may not be purchased solely for resale. Upon purchase, such Loaned Equipment will be provided with the Loaning Party's then current standard warranty provisions for used equipment. The purchase price for Loaned Equipment purchased under this Section will be the then current list price less a discount to be agreed by the parties. No other promotional or purchase discounts will apply. Such purchase will not qualify for any stock rotation or price protection under any other agreement which the Receiving Party may have with the Loaning Party.

     14. General Provisions. (a) Notices. All notices to be given under this Agreement must be in writing and addressed to the location specified in the Master Agreement or as designated in the opening paragraph of this Agreement if there is no Master Agreement. Notices are validly given upon the earlier of confirmed receipt by the Receiving Party or three days after dispatch by courier or certified mail, postage prepaid, properly addressed to the Receiving Party. Notices may also be delivered by telefax and will be validly given upon oral or written confirmation of receipt. Either party may change its address for purposes of notice by giving notice :0 the other party n accordance with these provisions. (b) No Assignment. Neither this Agreement nor any right, privilege, license or obligation set forth herein may be assigned, transferred or shared by the Receiving Party without the Loaning Party's prior written consent, and any such attempted assignment or transfer is void. Any merger, consolidation, reorganization, transfer of substantially all assets of the Receiving Party or other change in control or ownership of the Receiving Party will be considered an assignment for the purposes of this Agreement. (c) Entire Agreement. This Agreement and the attached Schedules comprise the entire understanding between the parties with respect to its subject matter and supersede any previous communications, representations, or agreements, whether oral or written. No modification of this Agreement will be binding on either party unless in writing and signed by an authorized representative of each party. (d) Governing Law. This Agreement will be governed in all respects by the laws of California without reference to any choice of laws provisions, as though this Agreement were entered into by residents of that State to be wholly performed within that State. The parties hereby waive any application of the United Nations Convention on Contracts for the International Sale of Goods (as promulgated in 1980 and any successor or subsequent conventions) with respect to the performance or interpretation of this Agreement.

     APPROVED AND AGREED:

     FOUNDRY:                            HEWLETT-PACKARD COMPANY:

     By:                                 By:

     Print Name:                         Print Name:

     Title:                              Title:

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                 SCHEDULE A-I

                             HP EQUIPMENT SCHEDULE

RECEIVING PARTY:  FOUNDRY NETWORKS, INC.

          HARDWARE

          Qty 1 - HP ProCurve 4000 (Product No. J4121A)
                  Including:
                               Qty 1 - 1 Port Gigabit Ethernet Card (J4113A) Qty 5 - 8 Port 10/100 Ethernet Cards (J4111A)

          Qty 1 - HP ProCurve 8000 (Product No.  J4110A)
                  Including:
                               Qty 2 - 1 Port Gigabit Ethernet Card (J4113A) Qty 1 - 8 Port 10/100 Ethernet Cards (J4111A) Qty 1 - 4 Port 10/100 Ethernet Fiber Cards (J4112A)

ACKNOWLEDGED:

FOUNDRY:                                  HEWLETT-PACKARD COMPANY

By: __________________________            By: _____________________________

Print: _______________________            Print: __________________________

Title: _______________________            Title: __________________________



                                  SCHEDULE A-2

                           FOUNDRY EQUIPMENT SCHEDULE

RECEIVING PARTY:  Hewlett-Packard Company

          HARDWARE

ACKNOWLEDGED:

FOUNDRY:                                  HEWLETT-PACKARD COMPANY

By: __________________________            By: _____________________________

Print: _______________________            Print: __________________________

Title: _______________________            Title: __________________________



                                   SCHEDULE B

                           HP SOFTWARE LICENSE TERMS

To be inserted.

                                   SCHEDULE C

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                           UCC-1 FINANCING STATEMENT

To be inserted.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                   EXHIBIT F
                       CONFIDENTIAL DISCLOSURE AGREEMENT

[LOGO OF HEWLETT-PACKARD APPEARS HERE]     CONFIDENTIAL DISCLOSURE AGREEMENT

Effective Date:

In order to protect certain confidential information, Hewlett-Packard Company and corporate affiliates ("HP"), and the "Participant" identified below, agree that:

1.   Disclosing Party: The party disclosing confidential information
     ----------------
("Discloser") is both parties.
                 ------------

2.   Primary Representative: Each party's representative for coordinating
     ----------------------
disclosure or receipt of confidential information is:

HP:

Participant:

3.   Description of Confidential Information: The confidential information
     ---------------------------------------
disclosed under this Agreement is described as:

HP:

Participant:

4.   Use of Confidential Information: The party receiving confidential
     -------------------------------
information ("Recipient") shall make use of the confidential information only for the following purpose (e.g., "evaluation and testing for a make buy decision on project xyz.")

HP:

Participant:

5.   Confidentiality Period: This Agreement and Recipient's duty to hold
     ----------------------
confidential information in confidence expire on: January 6. 2002
                                                  ---------------

6.   Disclosure Period: This Agreement pertains to confidential information that
     -----------------
is disclosed between the Effective Date and January 6. 2002
                                            ---------------

7.   Standard of Care: Recipient shall protect the disclosed confidential
     ----------------
information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the confidential information as Recipient uses to protect its own confidential information of a like nature.

8.   Marking: Recipient's obligations shall only extend to confidential
     -------
information that is described in paragraph 3, and that: (a) comprises specific materials individually listed in paragraph 3; or, (b) is marked as confidential at the time of disclosure; or; (c) is unmarked (e.g. orally disclosed) but treated as confidential at the time of disclosure, and is designated as confidential in a written memorandum sent to Recipient's primary representative within thirty days of disclosure, summarizing the confidential information sufficiently for identification.

9.   Exclusions: This Agreement imposes no obligation upon Recipient with
     ----------
respect to information that: (a) was in Recipient's possession before receipt from Discloser; (b) is or becomes a matter of public knowledge through no fault of Recipient; (c) is rightfully received by Recipient from a third party without a duty of confidentiality; (d) is disclosed by Discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed by Recipient; (f) is disclosed under operation of law; or (g) is disclosed by Recipient with Discloser's prior written approval.

10.  Warranty: Each Discloser warrants that it has the right to make the
     --------
disclosures under this Agreement. NO OTHER WARRANTIES ARE MADE BY EITHER PARTY UNDER THIS AGREEMENT. ANY INFORMATION EXCHANGED UNDER THIS AGREEMENT IS PROVIDED "AS IS."

11.  Rights: Neither party acquires any intellectual property rights under this
     ------
Agreement except the limited rights necessary to carry out the purposes set forth in paragraph 4. This Agreement shall not restrict reassignment of Recipient's employees.

Miscellaneous
-------------

12. This Agreement imposes no obligation on either party to purchase, sell, license, transfer or otherwise dispose of any technology, services or products.

13. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or reexport any technical data, any products received from Discloser, or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

14.  This Agreement does not create any agency or partnership relationship.

15. All additions or modifications to this Agreement must be made in writing and must be signed by both parties.

16. This Agreement is made under, and shall be construed according to, the laws of the State of California, U.S.A.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

            HEWLETT-PACKARD COMPANY                       PARTICIPANT


Entity:                                     Company:

Address:                                    Address:

By:____________________________________     By:________________________________
     (Functional Manager's Signature)               (Authorized Signature)


Name:                                       Name:

Title:                                      Title:

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                   EXHIBIT G
                       RECIPIENTS FOR RECEIPT OF NOTICES
                           AND RELATIONSHIP MANAGERS


HP:

Todd Wilson
OEM Business Manager
Workgroup Networks Division
Hewlett-Packard Company
8000 Foothills Blvd.  MS 5562
Roseville, CA 95747-5562
Phone:  (916) 785-4328
Fax:  (916) 785-1749
Email:  todd_wilson@hp.com
        -------------------

Foundry:

Ken Cheng
VP, Product and Program Management
Foundry Networks
680 W.  Maude Avenue, Suite 3
Sunnyvale,  CA 94086
Phone:  (408) 530-3330
Fax:  (408) 731-3899
Email:  kenc@foundrynet.com
        -------------------

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                   EXHIBIT H
                               DEPOSIT AGREEMENT



                               ESCROW AGREEMENT

                                      BY

                                      AND

                                    BETWEEN

                            HEWLETT-PACKARD COMPANY

                                      AND

                             FOUNDRY NETWORKS INC.


                             DATED __________, 19__

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                               ESCROW AGREEMENT

                               Table of Contents

                                                                            Page
                                                                            ----
1.   DEPOSIT.............................................................

2.   RETENTION OF REPLACED DEPOSIT.......................................

3.   VERIFICATION AND DELIVERY...........................................

4.   STORAGE OF DEPOSIT..................................................

5.   USE AND NONDISCLOSURE...............................................

6.   RECORDS AND AUDIT RIGHTS............................................

7.   RELEASE OF DEPOSIT..................................................

8.   RELEASE PENDING TERMINATION.........................................

9.   DISPUTE RESOLUTION PROCESS..........................................

10.  JOINT RELEASE.......................................................

11.  RIGHTS IN DEPOSIT...................................................

12.  TERM AND TERMINATION................................................

13.  FEES................................................................

14.  MISCELLANEOUS PROVISIONS............................................
     14.1  Account Representative........................................
     14.2  Authenticity..................................................
     14.3  Hold Harmless.................................................
     14.4  Merger........................................................
     14.5  Assignment....................................................
     14.6  Notices.......................................................
     14.7  Schedules.....................................................
     14.8  Independent Contractors.......................................
     14.9  No Waiver.....................................................
     14.10 Definition Of Days............................................
     14.11 Headings......................................................
     14.12 No Publication................................................
     14.13 Severability..................................................

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

     14.14 Governing Law................................................
     14.15 Counterparts.................................................

SCHEDULE H-A - DEPOSIT..................................................

SCHEDULE H-B - RELEASE CONDITIONS.......................................

SCHEDULE H-C - RIGHTS IN DEPOSIT........................................

SCHEDULE H-D - ACCOUNT REPRESENTATIVES..................................

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

ESCROW AGREEMENT

Account:  Number:  _______________


THIS ESCROW AGREEMENT is entered into by and among ____________________., a _________________ corporation with offices at _______________________("Holder");
__________________________________ a ___________________ corporation with offices at ____________________________________________________, referred to as
A__________@ in the Master Agreement ("Licensor"); and HEWLETT-PACKARD COMPANY, a Delaware corporation with its principal offices at 3000 Hanover Street, Palo Alto, California 94304 ("HP").

RECITALS

This Escrow Agreement is effective as of _____________________________________.

This Escrow Agreement is entered into in furtherance of the provisions and objectives of that certain____________________________________________________
Agreement effective as of ____________________ between HP and Licensor ("Master Agreement").

AGREEMENT

The parties hereby agree as follows:

DEPOSIT.  Licensor will deposit with Holder those materials specified in
     Schedule A (the "Deposit").  Licensor will keep the Deposit at the current
     ----------
     revision level on an annual basis commencing with the effective date of this Escrow Agreement. In addition, during the initial or any renewal term of this Escrow Agreement, Licensor will promptly update the Deposit whenever Licensor issues a new version or release of the product which is the subject matter of the Deposit, or otherwise makes any revisions or changes to its manufacturing process relating to the Deposit. Licensor also agrees to comply with Holder's reasonable requests for the replacement of Deposit materials likely to physically degrade.

RETENTION OF REPLACED DEPOSIT. Holder will destroy any replaced Deposit unless HP instructs Holder to retain it within twenty (20) days of notice from Holder of such replacement. Retention of the replaced Deposit may incur an additional fee, as specified in Holder's fee schedule.

VERIFICATION AND DELIVERY.  The Deposit will be packaged for storage as reasonably instructed by Holder and accompanied by a cover sheet identifying the contents as indicated in Schedule A. Risk of loss or damage
                                              ----------
     to the Deposit during shipment will lie with the party sending it. HP will have the right to verify, at Licensor's site, each Deposit before shipment. Licensor will give HP fifteen (15) days advance written notice and opportunity to inspect, witness compilation, test and otherwise reasonably assure itself of the contents of the Deposit to be shipped. HP may authorize a third party to act in its place, provided that the third party agrees to any confidentially obligations assumed by HP in the Master Agreement. Licensor hereby grants HP and Holder, free of charge, the right to use the facilities of Licensor, including its computer Systems, to verify the Deposit. Licensor will make available technical support personnel as necessary to verify the Deposit.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

STORAGE OF DEPOSIT. Holder will safekeep the Deposit in a security vault and exercise the same high standard of care to protect the Deposit which Holder would use to protect other items of this nature which Holder might hold, but in no event less than that standard of care customary in the industry.

USE AND NONDISCLOSURE. Except as provided in this Escrow Agreement, Holder will not disclose or make any use whatsoever of the Deposit, nor will Holder disclose or make use of any confidential information provided to Holder by Licensor or HP in connection with this Escrow Agreement without the prior written consent of Licensor or HP, respectively. These obligations will continue indefinitely notwithstanding termination of this Escrow Agreement.

RECORDS AND AUDIT RIGHTS. Holder will keep complete written records of the activities undertaken and materials prepared pursuant to this Escrow Agreement. Upon reasonable notice to Holder during the term of this Escrow Agreement, Licensor and HP will be entitled to inspect the records of Holder with respect to this Escrow Agreement at reasonable times during normal business hours at Holder's facilities and to inspect the Deposit required then to be held by Holder.

RELEASE OF DEPOSIT.  If HP notifies Holder of the occurrence of a release condition as defined in Schedule B, Holder will immediately notify
                          ----------
     Licensor and provide Licensor with a copy of the notice from HP. Licensor will have ten business days from the date Holder sends its notice to notify Holder, with a copy to HP, that the release condition has not occurred or has been cured. Failing such timely notice, Holder will release a copy of the Deposit to HP. However, if Holder receives timely notice from Licensor, Holder will not, unless HP exercises its rights to the procedures as specified below in Section 8, release a copy of the Deposit but will instead institute the Dispute Resolution Process below within five (5) business days of such timely notice from Licensor.

RELEASE PENDING TERMINATION. In the event that HP, despite Licensor's assertion otherwise, determines in good faith that an uncured release condition has occurred, then HP will have the right to demand immediate release of the Deposit, subject to the following. Prior to the release of the Deposit, HP will be required to post a bond, payable to Licensor, with Holder in the amount of ______________ Dollars ($_____US). Should the Dispute Resolution Process ultimately determine that an uncured release condition has in fact not occurred, then HP will immediately return the Deposit to Holder and Holder will release the bond to Licensor. HP's aggregate liability to Licensor and Holder under this Article will be limited to the value of the bond.

DISPUTE RESOLUTION PROCESS. Holder will first notify Licensor and HP in writing of contrary instructions from HP and Licensor for release of the Deposit. Within five (5) business days after the date the notice is sent by Holder, three referees will be appointed, one each by Licensor, HP and Holder. Each party will notify the others of its referee's identity within the five-day (5) period or forfeit its right to appoint one.

     On the tenth (10th) business day after the dispute notice from Holder, the referees will meet at the offices of Holder and will hear testimony and other evidence that Licensor and HP may wish to present with respect to the dispute. The meetings will proceed with whatever number of duly appointed referees attend the meetings, and will be conducted from 8:30 a.m. to 5:30 p.m. on no more than five (5) consecutive business days, national holidays excluded. HP will present up to two days of evidence followed by up to two days of presentation from Licensor, followed by a final day reserved for rebuttal by each party in the morning and afternoon, respectively. Licensor, HP and Holder agree that the evidence and results of the hearings will not be disclosed to third parties.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

     Within two (2) business days after the close of the presentations, the referees will resolve the dispute by majority vote. An abstention will be deemed a vote in favor of release.

     The parties agree that this decision will be final binding, not subject to appeal and enforceable by a court of competent jurisdiction. All costs of the referees will be borne by the unsuccessful party.

JOINT RELEASE. HP and Licensor may, by joint written instruction to Holder, authorize the release of the Deposit or a copy of it to the party named in the instruction.

RIGHTS IN DEPOSIT.  Rights in the Deposit are stated in Schedule C.
                                                        ----------

TERM AND TERMINATION.  This Escrow Agreement will have an initial term of one
     (1) year, renewable upon receipt by Holder of the specified renewal fee.

     If Holder does not receive the renewal fee by the anniversary date of this Escrow Agreement, Holder will give notice to Licensor and HP. If the fee is not received from Licensor or HP within thirty (30) days of such notice, this Escrow Agreement will expire. Upon expiration of this Escrow Agreement, Holder will, at Licensor's option, either destroy or return the Deposit to Licensor. All obligations of Holder under this Escrow Agreement will terminate thereafter, except for those stated in the Use and Nondisclosure Section of this Escrow Agreement.

FEES.  All fees will be due from HP in full upon receipt of Holder's invoice.
     Fees will be those specified in Holder's schedule of fees in effect for the initial term of this Escrow Agreement plus taxes. To be effective, Holder must notify Licensor and HP at least ninety (90) days prior to exportation of the initial term (or any renewal term) of this Escrow Agreement of any scheduled increase for the succeeding renewal term.

MISCELLANEOUS PROVISIONS.

     14.1  Account Representative.  Licensor, HP and Holder will each designate
           ----------------------
           an authorized individual(s) to receive notices and otherwise act on behalf of Licensor in connection with this Escrow Agreement, as set forth in Schedule D. Representatives may be changed by written notice
                   ----------
           to the other parties.

     14.2  Authenticity.  Holder may act in reliance upon any instruction,
           ------------
           instrument or signature believed to be, genuine and may assume that it has been duly authorized.

     14.3  Hold Harmless.  Licensor will hold Holder harmless against any action
           -------------
           regarding the release or refusal to release a copy of the Deposit by Holder so long as Holder has acted in good faith and in accordance with this Escrow Agreement.

     14.4  Merger.  The Master Agreement and this Escrow Agreement, including
           ------
           the Schedules, constitutes the entire agreement between the parties concerning the subject matter hereof and will supersede all previous communications, representations, understandings, and agreements, oral or written, between the parties.

     14.5  Assignment.  No party may assign any rights or obligations of this
           ----------
           Escrow Agreement without the prior written consent of the others and any attempt to do so will be deemed void.

     14.6  Notices.  All notices to be given under this Agreement must be in
           -------
           writing addressed to the receiving party's designated recipient specified in Schedule E. Notices are validly given upon the earlier
                        ----------
           of confirmed receipt by the receiving party or three days after dispatch by courier or certified mail,
                                                                   Page 63 of 72

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

           postage prepaid, properly addressed to the receiving party. Notices may also be delivered by telefax and will be validly given upon oral or written confirmation of receipt. Either party may change its address for purposes of notice by giving notice to the other party in accordance with these provisions.

     14.7  Schedules.  Each Schedule attached to this Agreement is deemed a part
           ---------
           of this Agreement and incorporated herein wherever reference to it is made. The following Schedules are made a part of this Escrow Agreement by this reference:

                 Schedule H-A:     Deposit
                 Schedule H-B:     Release Conditions
                 Schedule H-C:     Rights in Deposit
                 Schedule H-D:     Account Representatives

     14.8  Independent Contractors.  The relationship of the parties established
           -----------------------
           under this Agreement is that of independent contractors and neither party is a partner, employee, agent or joint venturer of or with the other.

     14.9  No Waiver.  The waiver of any term, condition, or provision of this
           ---------
           Agreement must be in writing and signed by an authorized representative of the waiving party. Any such waiver will not be construed as a waiver of any other term, condition, or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition, or provision.

     14.10 Definition Of Days.  All references in this Agreement to "days" will,
           ------------------
           unless otherwise specified herein, mean calendar days.

     14.11 Headings.  The Section headings used in this Agreement are for
           --------
           convenience of reference only. They will not limit or extend the meaning of any provision of this Agreement, and will not be relevant in interpreting any provision of this Agreement.

     14.12 No Publication.  Neither party may publicize or disclose to any third
           --------------
           party, without the written consent of the other party, the terms of this Agreement. Without limiting the generality of the foregoing sentence, no press releases may be made without the mutual written consent of each party.

     14.13 Severability.  If any provision in this Agreement is held invalid or
           ------------
           unenforceable by a body of competent jurisdiction, such provision will be construed, limited or, if necessary, severed to the extent necessary to eliminate such invalidity or unenforceability. The parties agree to negotiate in good faith a valid, enforceable substitute provision that most nearly effects the parties' original intent in entering into this Agreement or to provide an equitable adjustment in the event no such provision can be added. The other provisions of this Agreement will remain in full force and effect.

     14.14 Governing Law.  This Agreement will be governed in all respects by
           -------------
           the laws of California without reference to any choice of laws provisions. The parties hereby consent to the exclusive jurisdiction and venue of the courts located in Santa Clara County. The parties hereby waive any application of the United Nations Convention on the Sale of Goods with respect to the performance or interpretation of this Agreement.

     14.15 Counterparts.  This Agreement may be executed in counterparts, each
           ------------
           of which will be deemed an original.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

HOLDER:_________________________


By:_____________________________
Print Name:_____________________
Title:__________________________


LICENSOR:_______________________


By:_____________________________
Print Name:_____________________
Title:__________________________


HP:  HEWLETT-PACKARD COMPANY


By:_____________________________
Print Name:_____________________
Title:__________________________

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                 SCHEDULE H-A

                                    DEPOSIT


A.   Hardware Manufacturing Materials (if relevant)
     ----------------------------------------------

     1.   Theory of operation of the Product.

     2. Reproducibles of manufacturing drawings, specifications, schematics, and other drawings pertinent to manufacture Products and Spare Parts at the revision level then in effect (including revision history) as defined in the Master Agreement;

     3. Copies of all inspection, manufacturing, test, and quality control procedures;

     4    All associated toolinf designs by or for Licensor;

     5. Printed circuit board layouts (film or drawings) in machine readable form if HP and Licensor have comparable systems;

     6. Materials lists, broken down by assembly, including reference designators:

     7. Descriptions. specifications, and sourcing information for any unique parts or assemblies (e.g., custom ASICs or OEMed power supplies);

     8. Descriptions of any unique or unusual assembly or manufacturing processes required, including equipment descriptions, drawings (such as special jigs or fixturing), equipment settings, etc.;

     9. Source code of and master samples of programmable hardware, such as ROM/PROM firmware, PALs, etc.;

     10.  Design information and documentation for all test fixtures; and

     11.  All engineering change orders and related documentation and materials.

     12. All regulatory submissions and approvals with respect to Licensor's rights to manufacture or distribute the Product in any country in the world.

                           (Continued on next page)

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                    DEPOSIT


B.   Source Code
     -----------

     1. A copy of source code and all source documentation. listings and programmers notes relating to the design, use, operation, and maintenance of all:

          a.   Software included in the Master Agreement;

          b. Modifications, enhancements, new versions or releases, additions, code corrections, and workarounds of software included in the Master Agreement; and

          c. Any of the above materials replaced by Licensor and retained by Holder according to the terms of this Escrow Agreement.

     2. All proprietary or special third party tools, compilers, interpreters and other materials reasonably necessary to create object code and related documentation for software included in the Master Agreement.

     3. A description of the development system, hardware, software, compilers and the like sufficient for HP to continue development and support of the software included in the Master Agreement.

     4. The Deposit will be in printed format except that the source code will be in machine-readable form in a mutually agreeable form and media.

     5. All regulatory submissions and approvals with respect to Licensor's right to distribute or use the Products in any country in the world.

                           (Continued on next page)

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                    DEPOSIT

C.   Cover Sheet for Delivery of Deposit
     -----------------------------------

Deposit Account Name ___________________________________________________________

Deposit Account Number _________________________________________________________

_____ Deposit   _____ Supplement to Deposit    _____ Replacement of Deposit

Program Name _________________________________ Version _________________________

Date____________________ CPU/OS_______________________  Compiler _______________

Application_____________________________________________________________________

Utilities needed________________________________________________________________

Special Operating Instructions__________________________________________________

Media _____________________________  Quantity __________________________________

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                 SCHEDULE H-B

                              RELEASE CONDITIONS

The Deposit will be released to HP upon the occurrence of any of the following events:

1. Failure of Licensor within sixty (60) days after HP's giving notice to Licensor, to fulfill its obligations to update the Deposit as required under Article I of this Escrow Agreement.

2. HP's exercise of the grant of manufacturing rights under Section 11.2 of the Master Agreement subject to Sections 11.1 and 18.3(2) of the Master Agreement, or

3. Failure of Licensor within ninety (90) days after HP's giving notice to Licensor, to fulfill its material support obligations as required in the Master Agreement.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                 SCHEDULE H-C

                               RIGHTS IN DEPOSIT


1.   Holders Rights.  Licensor hereby grants to Holder ownership of and title
     --------------
     to those physical copies of the Deposit delivered to Holder subject to Holder's agreement to use, reproduce and release the Deposit only as necessary to fulfill its obligations under this Escrow Agreement.

2.   HP's Rights.
     -----------

     a. Licensor hereby grants to HP a present license in the intellectual property content of the Deposit, exercisable upon release of the Deposit by Holder to HP. HP's license is worldwide, nonexclusive and fully paid-up. HP's license is limited in duration to the term of the Master Agreement, as may be renewed. HP's license is restricted to (the furtherance of HP's rights or fulfillment of Licensor's obligations as set forth in the Master Agreement, as may be amended or expended. If the Master Agreement is terminated before, concurrently with or after the exercise of HP's right to access the Deposit under this Escrow Agreement, the duration and scope of the foregoing license will be interpreted as if the Master Agreement was not so terminated.

     b. The foregoing license includes the right to reproduce, translate, modify and distribute copies, translations, derivative works, compilations and collective works of any Deposit user documentation or software (in machine-readable form only). For all other intellectual property content of the Deposit, HP's license includes the right to make, have made, use, sell, import, offer for sale and distribute products based on the Deposit under any intellectual property right including patent, copyright, mask work, trade secret or other similar right. In all cases, HP's license includes the right to use subcontractors or sublicensees provided they comply with any confidentiality obligations assumed by HP in the Master Agreement.

     c. In addition, Licensor grants to HP the right to use the materials from Licensor's vendors and subcontractors reasonably required for the manufacture, support and distribution of the products to which the Deposit relates ("Related Materials") or will use its best efforts to allow HP to procure the Related Materials from Licensor's vendors and subcontractors.

                           (Continued on next page)

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                               RIGHTS IN DEPOSIT


     d. Any additional or contrary terms of license in the Master Agreement will take precedence over the terms described in this Schedule C.

     e. HP will treat the Deposit and Related Materials as confidential information according to the terms of the Master Agreement.

     f. If permitted by the local agency, Licensor hereby grants to HP the right to utilize its manufacturing and distribution approvals anywhere in the world.

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

                                 SCHEDULE H-D

                            ACCOUNT REPRESENTATIVES


LICENSOR:                                    Copy to:
--------                                     -------

Name ________________________________
Title________________________________
Address______________________________
       ______________________________
Phone _______________________________



HP:                                          Copy to:
--                                           -------

Name ________________________________
Title________________________________
Address______________________________
       ______________________________
Phone _______________________________


HOLDER:
------

Name ________________________________
Title________________________________
Address______________________________
       ______________________________
Phone _______________________________

*Material has been omitted pursuant to a request for confidential treatment.
 Such material has been filed separately with the Securities and Exchange Commission.